UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Barrett Business Services, Inc.

(Name of Registrant as Specified In Its Charter)

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BARRETT BUSINESS SERVICES, INC.

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

(360) 828-0700

April 21, 2023

Dear Stockholder:

Our annual meeting of stockholders will be held at 1:00 p.m., Pacific Time, on Monday, June 5, 2023. Our annual meeting will be held solely via remote communication, as permitted by Maryland law. You will find instructions explaining how to participate in the meeting on the first page of our proxy statement.

Matters to be presented for action at the meeting include the election of directors, an amendment and restatement of the Company's 2020 Stock Incentive Plan to increase the maximum number of shares of the Company’s common stock for which awards may be granted under the Plan, advisory votes to approve our executive compensation program and the frequency with which we will hold future advisory votes on executive compensation, and ratification of selection of our independent auditors. We will also act on such other business as may properly come before the meeting or any postponements or adjournments thereof.

Jon Justesen is not standing for re-election as a director. We wish to thank Mr. Justesen for his more than two decades of service on the BBSI Board and his tireless commitment to the success of our company.

Whether or not you plan to participate in the annual meeting, please sign, date, and return your proxy as soon as possible, or follow the instructions for telephone or Internet voting on the accompanying proxy. If you do participate in the meeting and wish to vote at that time, you may revoke your proxy and vote personally.

Sincerely,

Gary E. Kramer
President and Chief Executive Officer

BARRETT BUSINESS SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 5, 2023

You are invited to attend the virtual annual meeting of stockholders (the "Annual Meeting") of Barrett Business Services, Inc., a Maryland corporation (the "Company"), to be held solely by remote communication via live webcast on Monday, June 5, 2023, at 1:00 p.m., Pacific Time. You may attend the live webcast on the internet by visiting https://web.lumiagm.com/225175011.

Only stockholders of record at the close of business on April 10, 2023, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

The Annual Meeting is being held to consider and vote on the following matters:

1.
Election of eight directors;
2.
Approval of the Barrett Business Services, Inc. Amended and Restated 2020 Stock Incentive Plan to increase the maximum number of shares of the Company’s common stock for which awards may be granted under the Plan;
3.
Advisory vote to approve our executive compensation;
4.
Advisory vote on the frequency of holding future advisory votes on executive compensation;
5.
Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

6. The transaction of any other business that may properly come before the Annual Meeting and any postponement or adjournment thereof.

Whether or not you plan to attend the virtual Annual Meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions on the proxy for telephone or Internet voting, to avoid the expense of further solicitation. If you attend the Annual Meeting, you may revoke your proxy and vote your shares at that time.

By Order of the Board of Directors

James R. Potts
Secretary

Vancouver, Washington

April 21, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 5, 2023:

The proxy materials for the 2023 annual meeting of stockholders and 2022 annual report to stockholders are available at https://www.astproxyportal.com/ast/23265.

BARRETT BUSINESS SERVICES, INC.

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

(360) 828-0700

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc., a Maryland corporation (the "Company"), for use in connection with voting at the annual meeting of stockholders to be held on June 5, 2023 (the "Annual Meeting"), and any postponement or adjournment thereof. The proxy statement and accompanying form of proxy are expected to be mailed to stockholders beginning on approximately April 24, 2023. Website references throughout this document are provided for convenience only, and the content on the referenced website is not incorporated by reference into this document.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

This year’s Annual Meeting will again be held as a virtual meeting of stockholders conducted online solely by remote communication via live webcast. You will be able to attend and participate in the Annual Meeting online on Monday, June 5, 2023, at 1:00 p.m. Pacific Time, and may also vote your shares electronically (by following the procedures described below) and submit any questions you may have during the meeting, by visiting: https://web.lumiagm.com/225175011. The password for the meeting is bbsi2023.

When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. We encourage you to return your proxy promptly, or follow the instructions for telephone or Internet voting on the proxy, even if you plan to attend the Annual Meeting. If no instructions are specified, the shares will be voted FOR Items 1, 2, 3 and 5 and for "1 YEAR" with respect to Item 4 in the accompanying Notice of Annual Meeting of Stockholders.

Voting Your Shares Now or at the Annual Meeting. To vote now, follow the instructions on your proxy card or voting instruction form. Please vote promptly via the Internet (www.voteproxy.com) or phone (1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries) or by completing and mailing your proxy card or voting instruction form. If you are a record holder, you may vote your shares at the Annual Meeting if you log in with your unique control number on your proxy card.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the firm that holds your shares will not be authorized to vote your shares (known as a "broker non-vote") on non-routine matters under the New York Stock Exchange rules governing discretionary voting by brokers. Other than the ratification of the selection of our independent auditors, the action items being submitted to a vote at the Annual Meeting are not routine matters.

Beneficial owners are invited to attend the Annual Meeting and may ask questions during the meeting. However, as a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

After obtaining a valid legal proxy from your broker, bank or other agent, you may register to vote at the Annual Meeting, by submitting proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests may also be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on May 26, 2023. Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the Annual Meeting and voting at the Annual Meeting. The mailing address of the Company’s principal executive offices is 8100 NE Parkway Drive, Suite 200, Vancouver, Washington 98662. If your shares are held through a broker or other nominee, please follow their directions included with this proxy statement on how to vote your shares and, if necessary, how to change or revoke your voting instructions.

The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or email by our directors and officers without additional compensation for such services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to stockholders. All costs of solicitation of proxies will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The close of business on April 10, 2023, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had 6,800,669 shares of Common Stock, $.01 par value ("Common Stock"), outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting is required to constitute a quorum. Abstentions and broker non-votes, if any, will be considered present for purposes of determining the presence of a quorum.

ITEM 1 - ELECTION OF DIRECTORS

The director nominees will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Our Charter and Bylaws authorize the Board to set the number of positions on the Board within a range of three to nine, with the current number fixed at nine. Jon Justesen will be leaving the Board effective with the 2023 Annual Meeting. The Board has approved a reduction in the number of positions on the Board from nine to eight effective immediately following the Annual Meeting. Vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of stockholders and when a successor is duly elected and qualifies.

Provided that a quorum is present at the Annual Meeting, a nominee will be elected if the nominee receives the affirmative vote of a majority of the total votes cast on his or her election (that is, the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). All of our director nominees are currently serving on the Board. Even if a nominee who is currently serving as a director is not re-elected, Maryland law provides that the director would continue to serve on the Board as a "holdover director." However, under our Bylaws, if stockholders do not re-elect a director, the director is required to submit his or her resignation to the Board. In that event, our Nominating and Governance Committee (the "Nominating Committee") would recommend to the Board whether to accept or reject the resignation. The Board would then consider and act on the Nominating Committee's recommendation, publicly disclosing its decision and the reasons supporting it within 90 days following the date that the resignation was submitted.

A duly executed proxy will be voted FOR the election of the nominees named below, other than proxies marked to vote "against" or to "abstain" from voting on one or more nominees. Shares not represented in person or by proxy at the Annual Meeting, shares voted to "abstain," and broker non-votes, if any, will have no effect on the outcome of the election of directors.

The Board recommends that stockholders vote FOR each of the nominees named below to serve as a director until the next annual meeting of stockholders and his or her successor is duly elected and qualifies. If for some unforeseen reason a nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person nominated for election as a director, including their current principal occupation or employment and age as of April 1, 2023.

Name	Principal Occupation	Age	Director Since
Thomas J. Carley	Chief Operating Officer of Urth Organic Corporation	64	2000

Joseph S. Clabby	Retired Vice President at Chubb Limited, a global insurance and reinsurance organization	69	2022

Thomas B. Cusick	Executive Advisor of Columbia Sportswear Company, an outdoor apparel, footwear, accessories, and equipment company	55	2016

Gary E. Kramer	President and Chief Executive Officer of the Company	43	2020

Anthony Meeker	Retired Managing Director of Victory Capital Management, Inc., Cleveland, Ohio, an investment management firm	84	1993

Carla A. Moradi	Senior Vice President, Global Partners & Alliances of Anaplan, Inc., an enterprise SaaS company	58	2021

Alexandra Morehouse	Chief Marketing Officer of Banner Health, a nonprofit healthcare system	64	2022

Vincent P. Price	Executive Vice President and Chief Financial Officer of Cambia Health Solutions, Inc., a nonprofit healthcare solutions company	59	2017

The Nominating Committee evaluates the Board’s membership from time to time in determining whether to recommend that incumbent directors be nominated for re-election. In this regard, the Nominating Committee considers whether the professional and educational background, business experience and expertise represented on the Board as a whole enable it to satisfy its oversight responsibilities in an effective manner.

The experience, qualifications, attributes, and skills of each director nominee, including his or her business experience during the past five years, are described below.

Thomas J. Carley has served as Chief Operating Officer and a director of Urth Organic Corporation, a privately held distributor of organic microbial fertilizers and soil amendments, since August 2018. He previously acted as the financial principal of Portal Capital, an investment management company that he co-founded, from July 2006 to June 2018. Mr. Carley served as the Company’s interim Principal Financial and Accounting Officer from March 4, 2016 until August 10, 2016, and remained an employee of the Company through August 31, 2016. Mr. Carley has an MBA from the University of Chicago Graduate School of Business, with an emphasis in Accounting and Finance, and an A.B. degree in Economics and Classics from Dartmouth College.

Mr. Carley brings financial expertise to the Company and the Board through his prior experience in the areas of public accounting and financial analysis, including experience as an accountant with Price Waterhouse & Co., now known as PricewaterhouseCoopers LLP, as well as President and Chief Financial Officer of Jensen Securities, a securities and investment banking firm in Portland, Oregon, for eight years in the 1990s. He is the chair of the Board’s Nominating Committee.

Joseph S. Clabby was elected as a director of the Company effective September 19, 2022. He recently retired from Chubb Limited (NYSE: CB) where he served as Vice President. He spent over twenty years with ACE Limited and then Chubb following its merger with ACE in a number of executive positions, including board roles at several affiliated companies. Prior to ACE and Chubb, Mr. Clabby held executive and operational roles with leading insurance and reinsurance organizations including Alexander & Alexander, Willis Group and Swiss Re. Mr. Clabby earned his MBA in Finance from Pace University and his Master of Arts in Education from Montclair State University. He completed his undergraduate degree at Fordham University, majoring in Psychology.

Mr. Clabby brings extensive insurance industry experience to the Board with specific expertise in underwriting, risk management, operational and financial leadership through his experience as an executive officer of a multinational public company.

Thomas B. Cusick has served as Executive Advisor of Columbia Sportswear Company, an outdoor and active lifestyle apparel and footwear company listed on the Nasdaq Global Select Market, since February 2021. He previously served as Executive Vice President and Chief Operating Officer of Columbia Sportswear Company beginning in July 2017 and as Columbia’s Executive Vice President and Chief Financial Officer from 2015 until 2017. He joined Columbia in 2002 as Corporate Controller and was promoted to Chief Financial Officer in 2009. Prior to joining Columbia, Mr. Cusick spent seven years with Cadence Design Systems, Inc. (and OrCAD, a company acquired by Cadence in 1999), a public company that develops system design enablement solutions, and certain of its subsidiaries. Mr. Cusick currently serves as a member of the Board of Directors and Chair of the Audit Committee of Rather Outdoors Corporation, a privately held fishing equipment business. He received a B.S. degree in accounting from the University of Idaho and began his career at the public accounting firm of KPMG, LLP.

Mr. Cusick brings financial expertise to the Board through his experience as an executive officer of a public company and his work with public company audit committees. He is the chair of the Board’s Audit and Compliance Committee.

Gary E. Kramer joined the Company on August 1, 2016, as Vice President – Finance and served as the Company’s Chief Financial Officer and Principal Accounting Officer until March 5, 2020, when he was elected President and Chief Executive Officer of the Company. Prior to joining the Company, Mr. Kramer served as Senior Vice President for Global Services at Chubb Limited (formerly ACE Limited) beginning in 2013. In this role, Mr. Kramer led the Global Services team to support the growth of multinational businesses and meet the complex underwriting and servicing needs of large multinational customers. He also oversaw the delivery of sophisticated risk management products, programs, and services through all lines of business underwritten for global programs of U.S.-based companies. Between 2004 and 2013, Mr. Kramer held a variety of positions within the ACE Group companies, including Divisional Financial Officer of ACE Financial Solutions, Inc.

Mr. Kramer brings to the Board extensive experience in senior leadership positions as well as deep industry and financial acumen.

Anthony Meeker serves as Chairman of the Board. He retired in 2003 as a Managing Director of Victory Capital Management, Inc. (formerly known as Key Asset Management, Inc.), where he was employed for 10 years. Mr. Meeker was previously a director of First Federal Savings and Loan Association of McMinnville, Oregon, and Oregon Mutual Insurance. He also serves on the boards of two charitable organizations, MV Advancements, which provides employment, residential, and community services to clients with disabilities, and Oregon State Capitol Foundation. From 1987 to 1993, Mr. Meeker was Treasurer of the State of Oregon. His duties as state treasurer included investing the assets of the state, including the then $26 billion state pension fund, managing the state debt, and supervising all cash management programs. Mr. Meeker also managed the workers’ compensation insurance reserve fund of the State Accident Insurance Fund, providing oversight to ensure adequate actuarial reserves. He received a B.A. degree from Willamette University.

Mr. Meeker’s experience in the insurance industry assists the Company in managing risk with respect to workers’ compensation and overseeing its insurance subsidiaries. Mr. Meeker also brings leadership skills and a unique insight stemming from his public service as state treasurer and service on other corporate boards.

Carla A. Moradi has served as Senior Vice President Global Partners & Alliances, at Anaplan, Inc., since July 2021, and previously served as Anaplan’s Senior Vice President, GTM Transformation and Strategic & Executive Partnerships, from September 2020 through June 2021. Anaplan, a privately held company, formerly public, headquartered in San Francisco, California, is a cloud-native enterprise that provides SaaS services designed to empower global enterprises to orchestrate transformative business performance. Prior to joining Anaplan, Ms. Moradi served from 2015 to 2019 as Executive Vice President, Operations & Technology of Hub International, a leading North American insurance brokerage. She previously served as Group Vice President and CIO, Enterprise Shared Services, of Walgreens Boots Alliance, Inc. (or its predecessor, Walgreens Co.) from 2010 to 2015. Ms. Moradi currently serves as a member of the Board of Directors of Patriot Growth Insurance Services, a privately held insurance services firm. She received her bachelor’s degree in biology from Knox College, and received both a Master of Business Administration degree and Master of Public Health degree from Tulane University.

Ms. Moradi brings her extensive knowledge and experience regarding information technology, data security and other risk management issues to the Board. She is the chair of the Board’s Risk Management Committee.

Alexandra Morehouse was elected as a director of the Company effective June 7, 2022. She is NACD Directorship Certified® and serves as Chief Marketing Officer and Chief Digital Officer of Banner Health, a role she has held since 2015. Banner Health is a not-for-profit health system based in Phoenix, Arizona, operating 30 hospitals and several specialized facilities across 6 states. Prior to joining Banner Health, Ms. Morehouse served in marketing leadership roles with American Express, Charles Schwab, California State Automobile Association, and Kaiser Permanente. Ms. Morehouse currently serves as a member of the Boards of Directors of Evaluserve, Inc., a privately held leading global analytics partner that helps clients get the most out of their core processes. Ms. Morehouse is also a founding board member of the national coalition, Alliance for Inclusive and Multicultural Marketing, whose purpose is to create a movement that reflects a world of acceptance by celebrating differences and highlighting human truths that unite us. She earned a bachelor’s degree at Harvard University and a Master in Business Administration degree from Harvard Business School.

Ms. Morehouse brings to the Board her extensive knowledge and experience regarding marketing, including enterprise-wide digital transformation and branding.

Vincent P. Price is Executive Vice President and Chief Financial Officer of Cambia Health Solutions, Inc., a nonprofit corporation headquartered in Portland, Oregon, and dedicated to transforming health care by creating a person-focused and economically sustainable system through health insurance plans and related products and services. Mr. Price joined Cambia in 2009. Previously, he spent 15 years as a senior finance executive with Intel Corporation, a leader in the design and manufacturing of advanced integrated digital technology platforms, followed by seven years as a consultant to start-up companies. He received his bachelor's degree in business from South Dakota State University. His Master of Business Administration is from Arizona State University.

Mr. Price brings his business, financial, and risk management experience as an executive officer of a large health care organization to the Board. He is the chair of the Board’s Compensation Committee.

The Board recommends that stockholders vote FOR each of the nominees named above.

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board of Directors assuming the election of the eight nominees listed above. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	8
				Did Not
			Non-	Disclose
	Female	Male	Binary	Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	1	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Stock. To the Company's knowledge, based solely on a review of the copies of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC and written representations by the Company's directors and executive officers, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during 2022 on a timely basis, except Mr. Kramer filed one late Form 4 reporting the purchase of shares.

Meetings and Committees OF THE BOARD OF DIRECTORS

The Board held six meetings in 2022. Each director attended at least 75% of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he or she served during his or her respective periods of service in 2022.

The Company does not have a policy regarding directors' attendance at the Company's annual meeting of stockholders. All directors in office as of last year's annual meeting attended the meeting.

The Board has determined that Ms. Morehouse, Ms. Moradi, and Messrs. Carley, Clabby, Cusick, Justesen, Meeker and Price are independent directors as defined in Rule 5605(a)(2) of the listing standards applicable to companies listed on The Nasdaq Stock Market (“Nasdaq”). In making that determination, the Board took into consideration certain business relationships that the Company has with entities of which directors are employees, as follows:

•
Ms. Moradi recently joined the board of directors of Patriot Growth Insurance Services, LLC, a privately held insurance services firm. Patriot Growth owns multiple insurance brokerages, some of which are or have been referral partners for the Company.
•
Ms. Morehouse is an executive officer of Banner Health, a regional not-for-profit health system. The Company may from time to time pay for certain medical services from Banner Health through the Company’s self-insured health plan and workers’ compensation programs and Banner Health may be included in certain provider networks that the Company utilizes, but the Company has not directly contracted with Banner Health with respect to reimbursement rates or other terms of service.
•
Mr. Price is an executive officer of Cambia Health Solutions, Inc., which is the ultimate parent company of Healthcare Management Administrators (“HMA,” which also does business as “Regence Group Administrators” or “RGA”) that provides certain third-party administrator services to self-insured health plans for employers in Washington, Oregon, Utah, and Idaho. In addition, in 2022, the Company announced the launch of a fully insured health and welfare benefits offering for its professional employer services clients. Cambia’s affiliated insurance companies offer health plans that compete with the plans BBSI is offering its clients in certain markets. For plan offerings for the state of Idaho, BBSI is in discussions with Regence BlueShield of Idaho, an Idaho nonprofit mutual insurance company, to provide certain health insurance benefits and other services. Cambia provides administrative services to Regence BlueShield of Idaho.

Board Leadership Structure

Gary E. Kramer was appointed the Company’s Chief Executive Officer on March 5, 2020, and became a director on May 27, 2020. Anthony Meeker, a long-time outside director of the Company, serves as Chairman of the Board. Mr. Meeker is an ex officio member of each Board committee of which he is not a voting member.

Throughout 2022, each of our directors, other than Mr. Kramer, qualified as an independent director under the Nasdaq listing rules. The outside directors also meet at least two times per year in executive session without the President and Chief Executive Officer or other management being present.

The Board believes that its longstanding leadership structure reflecting the separation of the Chairman and Chief Executive Officer positions serves the best interests of the Company by giving an independent director a direct and significant role in establishing priorities and the strategic direction and oversight of the Company. The Board believes that the manner in which it oversees risk management at the Company has not affected its leadership structure.

The Board’s Role in Risk Oversight

The Company's management is responsible for identifying, assessing, and managing the material risks facing the Company. The Board has historically performed an important role in the review and oversight of risk, and generally oversees risk management practices and processes at the Company. The Board, either as a whole or through the Audit and Compliance Committee (the “Audit Committee”), the Risk Management Committee, and other Board committees, periodically discusses with management strategic and financial risks associated with the Company's operations, their potential impact on the Company, and the steps being taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board's committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial risk and, through discussions by the Audit Committee or its Chair with management and the Company’s independent registered public accounting firm (the “independent auditors”), oversees the Company's policies, practices, and internal controls related to the preparation of the Company's financial statements and other public disclosures. The Audit Committee also reviews the Company’s major financial risk exposures and the steps management is taking to monitor and control such risks.

The Nominating Committee oversees the functioning of the Board and its committees, issues and developments relating to the Company's corporate governance practices, succession planning for the Board and the Company's executive positions, and the Company’s ethics and compliance program other than with regard to issues assigned to the Audit Committee. The Compensation Committee monitors the Company's incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk. The Risk Management Committee provides oversight of the Company's enterprise-wide risk management framework and corporate risk function, including the strategies, policies, procedures, processes, and systems established by management to identify, assess, measure, monitor, and manage the major risks facing the Company, other than risks for which responsibility has been assigned to a different Board committee.

Audit and Compliance Committee

The Audit Committee reviews and pre-approves audit and legally permitted non-audit services provided by the independent auditors, makes decisions concerning the engagement or discharge of the independent auditors, and reviews with management and the independent auditors the results of their audit, the adequacy of internal accounting controls and the Company’s internal audit function, and the quality of the Company’s financial reporting. The Audit Committee also oversees implementation of the Company's Code of Business Conduct and Code of Ethics for Senior Financial Officers, including procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters. The Audit Committee reviews for potential conflicts of interest, and determines whether to approve, any transaction by the Company with a director or officer (including their family members) that would be required to be disclosed in the Company's annual proxy statement. The Audit Committee held five meetings in 2022.

The current members of the Audit Committee are Mr. Cusick (chair), Ms. Moradi, Ms. Morehouse, Mr. Clabby and Mr. Meeker. The Board has determined that Mr. Cusick is qualified to be an "audit committee financial expert" as defined by the SEC's rules under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board has also determined that each current member of the Audit Committee meets the financial literacy and independence requirements for audit committee membership specified in applicable rules of the Securities and Exchange Commission (the “SEC”) under the Exchange Act and in listing standards applicable to companies listed on Nasdaq. The Audit Committee's activities are governed by a written charter, a copy of which is available on the Company's website at www.BBSI.com in the "Investors" section under “Governance.”

Compensation Committee

The Compensation Committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding base salaries and other forms of compensation to be paid to executive officers, including decisions to grant stock options and other stock-based awards. The current members of the Compensation Committee are Mr. Price (chair), Mr. Cusick, and Mr. Justesen, each of whom is "independent" as defined in Rule 5605(a)(2) and Rule 5605(d)(2)(A) of the listing standards for companies listed on Nasdaq. The Compensation Committee held six meetings in 2022.

The Compensation Committee's responsibilities are outlined in a written charter, a copy of which is available on the Company's website at www.BBSI.com in the "Investors" section under “Governance.” The Compensation Committee is charged with carrying out the Board's overall responsibilities relating to compensation of the Company's executive officers and non-employee directors. Its specific duties include reviewing the Company's cash incentive and equity compensation programs for executive officers and director compensation arrangements, and recommending changes to the Board as it deems appropriate. In the course of reviewing the Company's compensation policies and practices, the Compensation Committee considers whether the Company's compensation program encourages employees to take risks that are reasonably likely to have a material adverse effect on the Company. Based on its most recent review in April 2023, the Compensation Committee believes that the Company's compensation program is not likely to have that effect.

The Chief Executive Officer reviews the performance of each executive officer (other than himself) and may make recommendations to the Compensation Committee regarding salary adjustments, stock-based awards, and the selection, target amounts and satisfaction of corporate and individual performance goals for cash and stock incentive awards. The Compensation Committee is responsible for annually evaluating the CEO's performance and establishing his base salary and incentive compensation. At the invitation of the Committee chair, the Company's Chief Financial Officer may attend Compensation Committee meetings to provide information relevant to the Committee's determination of the satisfaction of corporate performance goals tied to cash and stock incentive compensation and the development of appropriate corporate performance targets for future awards of incentive compensation, as well as financial and accounting issues associated with the Company's executive compensation program. The Compensation Committee exercises its own discretion in accepting or modifying the CEO's recommendations regarding the performance and compensation of the Company's other executive officers. If present at a Compensation Committee meeting, each of the CEO and CFO is excused during discussions of his compensation.

The Compensation Committee also administers the Company's stock incentive plans. The Compensation Committee, as it deems appropriate and as permitted by applicable law, may delegate its responsibilities to a subcommittee under the Company's 2020 Stock Incentive Plan. The Compensation Committee has delegated authority, within specified limits, to the CEO (provided he is also a director) to make stock-based awards in his discretion to corporate and branch personnel who are not executive officers.

Under its charter, the Compensation Committee has the sole authority to retain the services of outside consultants to assist it in making decisions regarding executive compensation and other compensation matters for which it is responsible. For several years, the Compensation Committee has engaged Mercer, a nationally recognized compensation consultant, to assist the Committee in structuring and implementing the Company's executive compensation program. The Compensation Committee received information from Mercer regarding any potential conflicts of interest prior to each engagement and determined that no conflicts existed.

In late 2022, the Compensation Committee engaged Mercer to present its analysis of recent trends in the executive compensation arena, including the global talent market and talent shortages, the continued preference of employees for remote work and flexible work arrangements, inflationary pressures on salaries and wages, and the potential for economic recession in 2023. Mercer most recently advised the Compensation Committee on the competitiveness of its executive compensation program in late 2021, including an analysis of the composition of the Company’s peer group and market survey data to assess market levels of executive compensation.

Nominating and Governance Committee

The Nominating Committee evaluates and recommends candidates for nomination by the Board in director elections and otherwise assists the Board in determining the composition of the Board and its committees, including evaluating matters related to diversity and the performance of the Board and its members. The Nominating Committee is also responsible for reviewing issues and developments in corporate governance and considering whether to recommend changes in the Company’s corporate governance framework, overseeing succession planning with respect to the Company's executive officers, and overseeing the Company’s ethics and compliance program (other than issues related to accounting and financial reporting or within the responsibilities assigned to the Audit Committee). The current members of the Nominating Committee are Mr. Carley (chair). Mr. Justesen, Mr. Price, and Ms. Morehouse. The Nominating Committee held three meetings in 2022.

The Board has determined that each current member of the Nominating Committee is an independent director as defined in Rule 5605(a)(2) of the listing standards applicable to companies listed on Nasdaq. The Nominating Committee is governed by a written charter, which is available on the Company's website at www.BBSI.com in the "Investors" section under “Governance.”

The Nominating Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will consider, among other factors:

•
The candidate’s ability to commit sufficient time to the position;
•
Professional and educational background that is relevant to the financial, regulatory, industry and business environment in which the Company operates;
•
Demonstration of ethical behavior;
•
Whether the candidate contributes to the goal of bringing diverse perspectives, business experience, and expertise to the Board; and
•
The need to satisfy independence and financial expertise requirements relating to Board and committee composition.

In the fall of 2022, the Nominating Committee engaged a third-party search firm to assist in identifying potential director candidates. The Nominating Committee, after considering the skills of the current Board members and the Company's needs, directed the search firm to focus on candidates within the insurance, financial services, asset management and/or professional employer services (or similar) industries, with C-level, senior leadership, divisional or board experience specifically relevant to business-to-business sales, preferably with a publicly traded company with significant U.S. operations, among other attributes. The search firm presented a number of qualified candidates to the Nominating Committee and from that group, the committee narrowed the list of potential candidates to two to be interviewed by members of the committee, one of whom withdrew from consideration. The Nominating Committee then recommended that the full Board interview the top candidate. After completion of those interviews and further deliberation, the Nominating Committee recommended to the Board that Joseph S. Clabby be elected as a director. The Board accepted that recommendation and elected Mr. Clabby on September 19, 2022. Additional information regarding Mr. Clabby’s background and experience may be found under “Item 1 - Election of Directors” above. Earlier in the year, the Nominating Committee followed a similar process for another director search, culminating in its recommendation to the Board that Ms. Morehouse be included in the slate for election as a director at the 2022 Annual Meeting.

While the Board has not adopted a formal policy with respect to the consideration of diversity in identifying director nominees, the Nominating Committee believes it is important that the Board as a whole represent a diversity of backgrounds and experience, including gender and ethnic background. Accordingly, the Nominating Committee has committed to continue its search for diverse candidates to include in the pool from which future Board members will be chosen.

The Nominating Committee relies on its periodic evaluations of the Board in determining whether to recommend nomination of current directors for re-election. The Nominating Committee may poll current directors for suggested candidates and, as it did twice in 2022, engage an executive search firm when called upon to identify new director candidates.

The Nominating Committee will also consider director candidates suggested by stockholders for nomination by the Board. Stockholders wishing to suggest a candidate to the Nominating Committee should do so by sending the candidate’s name, biographical information, and qualifications to: Nominating Committee Chair c/o Corporate Secretary, Barrett Business Services, Inc., 8100 NE Parkway Drive, Suite 200, Vancouver, Washington 98662. Candidates suggested by stockholders will be evaluated by the same criteria and process as candidates from other sources.

Risk Management Committee

The Risk Management Committee reviews and discusses with management the development and performance of the Company’s enterprise risk management program, investment guidelines for the Company’s investment portfolios, the Company’s insurance and risk management programs, and technology risks facing the Company, including information security and cyber defense mechanisms. It also oversees the activities of the Company’s internal workers’ compensation committee with regard to the Company’s workers’ compensation claims administration and expense and its process for developing reserve estimates. The Risk Management Committee held four meetings in 2022. Its current members are Ms. Moradi (chair), Mr. Meeker, Mr. Carley, and Mr. Clabby. The Risk Management Committee is governed by a written charter, which is available on the Company's website at www.BBSI.com in the "Investors" section under “Governance.”

DIRECTOR COMPENSATION FOR 2022

The following table summarizes compensation paid to the Company’s outside directors for services during 2022. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Thomas J. Carley	$80,000	$99,941	$179,941
Joseph S. Clabby	$22,604	$79,157	$101,761
Thomas B. Cusick	$85,000	$99,941	$184,941
Diane Dewbrey	$34,889	$—	$34,889
James B. Hicks, Ph.D.	$33,799	$—	$33,799
Jon L. Justesen	$75,000	$99,941	$174,941
Anthony Meeker	$147,500	$99,941	$247,441
Carla Moradi	$80,333	$99,941	$180,274
Alexandra Morehouse, NACD.DC	$43,917	$99,941	$143,858
Vincent Price	$82,167	$99,941	$182,108

(1) Directors (other than directors who are full-time employees of the Company, who do not receive directors’ fees) are entitled to receive an annual retainer payable monthly in cash. For 2022, the annual retainer was $65,000 for each outside director other than the Chairman of the Board, whose annual retainer was $135,000. Also throughout 2022, committee chairs and committee members received annual retainers as follows: Audit Committee, $15,000 and $7,500; Compensation Committee, $10,000 and $5,000; Risk Management Committee, $10,000 and $5,000; and Nominating Committee, $10,000 and $5,000.

(2) Reflects the grant date fair value of 1,359 restricted stock units ("RSUs") based on the closing share price of the Common Stock as of the grant date, July 1, 2022, of $73.54 per share. Additionally, reflects the grant date fair value of 987 RSUs based on the closing share price of the Common Stock as of the grant date, September 16, 2022, of $80.20 per share granted to Mr. Clabby. All the RSUs vest on July 1, 2023, and will be settled by delivery of unrestricted shares of Common Stock on the vesting date. Each RSU represents a contingent right to receive one share of Common Stock.

(3) At December 31, 2022, each of the Company’s outside directors except Mr. Clabby held 1,359 RSUs. Mr. Clabby held 987 RSUs. Also as of that date, the Company’s outside directors held stock options as follows: Mr. Carley, 6,250 shares.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers ("Code of Ethics"), which is applicable to the Company's principal executive officer, principal financial officer, principal accounting officer, and controller. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in financial reports of the Company, and compliance with applicable laws and regulations. The Code of Ethics is included as part of the Company's Code of Business Conduct, which is generally applicable to all of the Company's directors, officers, and employees. The Code of Business Conduct is available on the Company's website at www.BBSI.com in the "Investors" section under “Governance.”

Background and Experience of Executive Officers

In addition to Mr. Kramer, whose background information is presented above under "Item 1- Election of Directors," Anthony J. Harris, Gerald R. Blotz and James R. Potts currently serve as executive officers of the Company.

Anthony J. Harris, age 39, joined BBSI in September 2016 as Controller. He was promoted to Executive Director of Accounting and Finance in March 2018. Then, in March 2020, he was promoted to Chief Financial Officer and Principal Accounting Officer. He became an Executive Vice President in May 2020. Prior to joining the Company, Mr. Harris served as Controller for Holland Partner Group from 2015 to 2016. Previously, Mr. Harris spent nine years with PricewaterhouseCoopers LLP in various roles in the United States and Australia, where he supported publicly traded and large privately held companies. Mr. Harris is a certified public accountant and received a BBA with a specialization in finance and accounting from Washington State University.

Gerald R. Blotz, age 53, joined the Company in May 2002 as Area Manager of the San Jose branch office. Mr. Blotz was promoted to Vice President, Chief Operating Officer-Field Operations in May 2014 and became an Executive Vice President in May 2020. Prior to joining the Company, Mr. Blotz was President and Chief Operating Officer of ProTrades Connection, where he was instrumental in building ProTrades to 44 offices in four states.

James R. Potts, age 55, joined the Company in September 2020, when he was appointed Executive Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Potts was Shareholder and Chair of Insurance, Corporate and Regulatory Practice, at Cozen O’Connor, a full service international law firm, for twelve years. Mr. Potts has a JD from Georgetown University Law Center and a Bachelor of Science in Business Administration from the University of Florida.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of Common Stock as of April 10, 2023, by each director and director nominee, by each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and by all current directors and executive officers of the Company as a group. In addition, it provides information, including names and addresses, about each other person or group known to the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock.

Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive power.

Five Percent Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent
BlackRock, Inc.(2)	499,885	7.3%
American Century Capital Portfolios, Inc.(3)	417,058	6.1%
The Vanguard Group(4)	364,713	5.3%

Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership(1)	Percent
Gerald R. Blotz	58,059	*
Thomas J. Carley (5)(6)	32,159	*
Joseph S. Clabby	—	—
Thomas B. Cusick	5,789	*
Anthony J. Harris	9,148	*
Jon L. Justesen	29,776	*
Gary E. Kramer	57,211	*
Anthony Meeker (6)	15,721	*
Carla A. Moradi	1,447	*
Alexandra Morehouse	—	—
James R. Potts	3,725	*
Vincent P. Price	7,097	*
All current directors and executive officers as a group (12 persons)	220,122	3.2%

* Less than 1% of the outstanding shares of Common Stock.

(1) Includes options to purchase Common Stock exercisable within 60 days following April 10, 2023, as follows: Mr. Blotz, 20,000 shares; Mr. Kramer, 10,000 shares; Mr. Carley, 6,250 shares; and all current directors and executive officers as a group, 36,250 shares.

(2) Based on information contained in the Schedule 13G amendment filed on January 31, 2023, by BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, reporting sole voting power as to 488,737 shares and sole dispositive power as to 499,885 shares.

(3) Based on information contained in the Schedule 13G amendment filed on February 8, 2023, reporting sole voting power of 409,185 shares and sole dispositive power as to 417,058 shares by American Century Investment Management, Inc., a wholly owned subsidiary of American Century Companies, Inc., which is controlled by Stowers Institute for Medical Research. The address for American Century Investment Management, Inc., is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(4) Based on information contained in the Schedule 13G filed on February 9, 2023, by The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, reporting sole voting power as to 0 shares, shared voting power as to 11,001 shares, sole dispositive power as to 347,429 shares, and shared dispositive power as to 17,284 shares.

(5) Includes 3,002 shares owned by Mr. Carley's spouse.

(6) Includes shares pledged as collateral for margin accounts with brokerage firms as follows: Mr. Carley, 18,907 shares; and Mr. Meeker, 575 shares.

Anti-Hedging Policy

The Company has adopted an Anti-Hedging Policy, which is applicable to the Company’s directors and executive officers, and prohibits them from directly or indirectly engaging in hedging against future declines in the market value of any Company securities through the purchase of financial instruments designed to offset such risk. Executive officers and directors who fail to comply with the policy are subject to Company-imposed sanctions, which may include a demotion in position, reduced compensation, restrictions on future participation in cash or stock incentive plans, or termination of employment. The Company’s Anti-Hedging Policy is available on the Company’s website at www.BBSI.com in the "Investors" section under “Governance.”

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers

The Board has adopted stock ownership guidelines such that each non-employee director is expected to own shares of Common Stock with a value equal to at least three times the regular annual cash retainer ($65,000 effective January 1, 2022), within three years of first being elected. The value of shares owned is calculated quarterly based on the higher of current market price or the average daily closing price for the preceding 12 months. Any shortfall resulting from an increase in the annual cash retainer or a decrease in the stock trading price (or both) is expected to be cured within two years following the end of the quarter in which the resulting required increase in share ownership first occurred.

The Board also adopted a policy on stock ownership for the Company's executive officers. Under the policy, executive officers will have five years from the later of July 1, 2016, and the date the executive officer is notified of his or her selection, to achieve and maintain ownership of shares of Common Stock with a value equal to at least three times the officer's annual base salary. Shares will be valued at the greater of the then current market price and the original purchase price. Until the minimum ownership level is reached, the officer is expected to retain at least 50% of the shares of Common Stock received upon exercise of an option or vesting of RSUs and performance shares, after payment of the exercise price and withholding and payroll taxes. Participants who are not in compliance will not be permitted to sell or dispose of shares, except as described in the preceding sentence, until they reach the required ownership level. The Nominating Committee may make an exception in its sole discretion in the case of financial hardship.

ITEM 2 - APPROVAL OF THE BARRETT BUSINESS SERVICES, INC. AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the amendment and restatement of the Barrett Business Services, Inc. 2020 Stock Incentive Plan (the “2020 Stock Plan” and, as so amended and restated, the “Restated 2020 Stock Plan”). The 2020 Stock Plan was approved by the stockholders on May 27, 2020, and became effective on that date. Upon the recommendation of the Compensation Committee, the Board approved the Restated 2020 Stock Plan on April 11, 2023, subject to the approval of the stockholders at the 2023 Annual Meeting. The proposed amendments to the 2020 Stock Plan will take effect only if the stockholders approve the Restated 2020 Stock Plan by the required vote at the Annual Meeting. By approving the Restated 2020 Stock Plan, the stockholders will also be reapproving the other material terms of the 2020 Stock Plan. A copy of the 2020 Stock Plan as proposed to be amended and restated is attached to this proxy statement as Appendix A, and the following description of the Restated 2020 Stock Plan is qualified in its entirety by reference to Appendix A.

Purposes and Effects of the Restated 2020 Stock Plan

The primary reason for the proposed amendments is to increase the number of shares of Common Stock available for awards under the 2020 Stock Plan. Under the proposed amendments, the maximum number of shares of Common Stock authorized for issuance pursuant to all types of awards made under the 2020 Stock Plan would be increased from 375,000 to 725,000, while the maximum number of shares of Common Stock that may be granted as incentive stock options (“ISOs”) would remain at 375,000. The foregoing share increases are the only substantive changes proposed to be made in the Restated 2020 Stock Plan.

We believe that the use of stock-based compensation is essential to attract and retain the services of individuals who are likely to make significant contributions to our success and to promote exceptional service and future contributions to the Company. Stock-based awards also encourage ownership of Common Stock by our directors, executive officers, and other employees. Outstanding stock-based awards have included stock options, restricted stock units (“RSUs”) and performance share awards (“PSUs”). As of April 10, 2023, 92,826 shares of Common Stock had been issued under the 2020 Stock Plan and 239,359 shares were reserved for issuance under outstanding awards. Accordingly, only 42,815 shares were available for future grants of awards at that date. The proposed increase in shares authorized to be issued by 350,000 will give us the flexibility to continue to provide stock-based incentive compensation to our senior management, key employees, and non-employee directors at a competitive level. Additional information regarding the Company’s use of stock-based awards appears below under “Historical Awards under the 2020 Stock Incentive Plan" and “Additional Equity Compensation Plan Information".

Important Features of the 2020 Stock Plan

As described in more detail below, the 2020 Stock Plan includes several features intended to enhance long-term stockholder interests, none of which features are being changed by the Restated 2020 Stock Plan:

•
No Liberal Share Counting. The 2020 Stock Plan prohibits the Company from re-using shares that were used to pay the exercise price of, or tax withholding obligations relating to, awards. The only shares that may be returned to the pool available for future awards under the 2020 Stock Plan relate to awards that have been canceled, forfeited, expired, or settled in cash.
•
Minimum Vesting Requirements. Stock-based awards generally may not provide for vesting earlier than one year after grant, with a carve-out for five percent of the shares in the pool. As proposed to be amended, the carve-out will cover up to 36,250 shares of Common Stock.
•
Dividends. Cash dividends or dividend equivalents may not be paid or accrued with respect to unvested awards.
•
Maximum ten-year term of stock options and stock appreciation rights. The maximum term of each award of stock options or stock appreciation rights (“SARs”) is ten years.
•
No repricing or grant of discounted stock options or SARs. The 2020 Stock Plan does not permit the repricing of options or SARs. All stock options and SARs must have an exercise or base price equal to or greater than the fair market value of the Common Stock on the date of grant.
•
Nontransferability of Awards. Awards granted under the 2020 Stock Plan are not transferable other than by will or the laws of descent and distribution.
•
Clawback. Awards granted under the 2020 Stock Plan are subject to the Company’s compensation recovery policies.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast on Item 2 is required for approval. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote FOR approval of the Restated 2020 Stock Plan.

SUMMARY OF THE RESTATED 2020 STOCK PLAN

Administration

Except to the extent the Board determines otherwise, the Restated 2020 Stock Plan will be administered by the Compensation Committee (referred to in this section as the "Committee"). Under its charter, the Committee must consist of two or more directors of the Company, each of whom satisfies the applicable independence criteria of the stock exchange or quotation system on which the Company's common stock is listed or quoted and qualifies as a "non-employee director" as defined by Rule 16b-3 promulgated under the Exchange Act.

Eligibility. Directors, officers and other key employees, and outside consultants are eligible to receive awards under the Restated 2020 Stock Plan. Individuals who receive awards are referred to as "Participants." As of April 10, 2023, eight non-employee directors, four executive officers, and approximately 80 other employees were considered eligible to be selected by the Committee to receive awards under the 2020 Stock Plan. Compensation paid to the Company's non-employee directors in any calendar year may not exceed a total of $400,000 per director, including all cash compensation and the value of all stock-based awards granted during the year.

Shares Available for Issuance under the Restated 2020 Stock Plan. A maximum of 725,000 shares of Common Stock may be made the subject of awards granted under the Restated 2020 Stock Plan, an increase of 350,000 shares from the current limit of 375,000. The maximum amount will be adjusted in the event of certain changes in the Company's capitalization.

If an award is canceled or expires for any reason before having been fully vested or exercised, or is exchanged for another award, or is otherwise forfeited, all shares covered by such award will be added back to the number of shares available for future awards. The shares subject to awards that are payable or settled solely for cash also will not reduce the number of shares available for future awards. In no event will any of the following shares again become available for other awards: (i) shares tendered or withheld in respect of taxes; (ii) shares tendered or withheld to pay the exercise price of options; (iii) shares repurchased by the Company from a Participant with the proceeds from the exercise of options; and (iv) the total number of shares underlying exercised stock appreciation rights, not just the net number of shares issued.

The 350,000 additional shares of Common Stock that will be authorized for issuance under the Restated 2020 Stock Plan represent approximately 5.1 percent of outstanding shares as of April 10, 2023. The closing price of the Common Stock on The Nasdaq Stock Market on April 10, 2023, was $88.48. No awards have been made under the 2020 Stock Plan that are subject to stockholder approval. If the Restated 2020 Stock Plan is approved, the Committee will determine the number and types of awards that will be granted under the increase in shares authorized for issuance in its sole discretion.

Duration of the Restated 2020 Stock Plan. The Restated 2020 Stock Plan will terminate on May 27, 2030, or, if earlier, when awards have been granted covering all available shares or the plan is otherwise terminated by the Board. Termination of the Restated 2020 Stock Plan will not affect outstanding awards.

Description of Awards under the Restated 2020 Stock Plan. The Committee may make awards to eligible Participants of ISOs, non-qualified stock options ("Nonqualified Options"), stock appreciation rights ("SARs"), restricted shares ("Restricted Shares"), RSUs, and PSUs. The general terms of such awards are summarized below. Each award is evidenced by a written agreement between the Company and the Participant with such terms and conditions as are approved by the Committee in its discretion, subject to the provisions of the Restated 2020 Stock Plan.

Stock Options. Options provide Participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs or Nonqualified Options. Each award agreement states the option exercise price per share of common stock purchasable under each option, which may not be less than 100 percent of the fair market value of a share on the date of grant. The applicable award agreement specifies when the option becomes exercisable, which may be in full or in installments based on continuation of employment over a specified period, satisfaction of performance goals, or other criteria. No option may be exercised after the expiration of its term, which may be no longer than ten years from the date of grant. The Committee determines the terms of each ISO or Nonqualified Option at the time of grant. No options have been granted under the 2020 Stock Plan through April 10, 2023.

Special rules apply for ISOs. The terms of ISOs and the applicable award agreement must conform to the statutory and regulatory requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"). ISOs may only be granted to employees of the Company or its subsidiaries. The maximum number of shares as to which ISOs may be granted under the Restated 2020 Stock Plan is 375,000.

SARs. A SAR is an award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price multiplied by the number of shares as to which the SAR is being exercised. The base price may not be less than 100 percent of the fair market value of a share on the date of grant. Upon the exercise of a SAR, payment may be made in cash, shares of Common Stock, or in any combination of the foregoing as the Committee may determine. No SAR may be exercised after the expiration of its term, which may be no more than ten years from the date of grant. No SARs have been granted under the 2020 Stock Plan through April 10, 2023.

Restricted Shares. A Restricted Share is an award of shares to a Participant that is subject to such terms and conditions as the Committee deems appropriate, including, for example, completing a specified number of years of service or attaining specified performance goals. No cash or other consideration is required to be paid for shares subject to an award of Restricted Shares. Any portion of an award of Restricted Shares that is not vested because the specified conditions were not met is forfeited. No Restricted Shares have been granted under the 2020 Stock Plan through April 10, 2023.

Restricted Stock Units. RSUs are units (with each unit having a value equivalent to one share) granted to a Participant on such terms as the Committee may determine, including, for example, a requirement that the Participant forfeit such RSUs upon termination of employment or service as a non-employee director. Upon vesting of an award of RSUs, the Participant is entitled to receive a payment in an amount equal to the aggregate fair market value of the shares covered by such RSUs at the end of the applicable restriction period. Payment made be made in unrestricted shares of Common Stock equal to the number of RSUs, in installments, in cash, or in any other manner as determined by the Committee.

Performance Share Awards. A PSU represents a right of a Participant to a share unit having a value equal to one share of Common Stock. The Committee determines whether and to whom PSUs are granted, the performance goals applicable to each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the PSUs. Payment with respect to PSUs will be in cash or in shares of Common Stock as specified in the award agreement. Following the end of the performance period, a participant holding PSUs will be entitled to receive payment of an amount, not exceeding the maximum value of the PSUs, based on the achievement of the performance goals for such performance period, as determined by the Committee.

Provisions Governing All Awards. All awards under the Restated 2020 Stock Plan will be subject to the following provisions:

Minimum Vesting Period. No award may vest in whole or in part before the one-year anniversary of the grant of such award; provided that the Committee may grant awards covering up to five percent of the pool of shares authorized for issuance without regard to the foregoing restriction. Under the Restated 2020 Stock Plan, this carve-out will cover up to 36,250 shares of Common Stock. Awards covering 3,616 shares of Common Stock have been granted with less than a one-year vesting period through April 10, 2023 to new Board members serving less than one year until the applicable vesting date. The provision does not restrict the Committee's authority, in its sole discretion, to accelerate the vesting of, or waive any restrictions applicable to, any outstanding awards.

Performance Goals. If an award is intended to be performance-based, the Committee establishes performance goals for specific performance periods on the basis of such criteria as the Committee may select, such as performance criteria for the Company, an operating group or a branch, a Participant's individual performance, or a combination of both. Performance goals may be objective or subjective.

Rights as Stockholders. Participants have no rights of a stockholder with respect to shares subject to an award until such shares are issued in the name of the Participant, including the right to receive cash dividends or dividend equivalents. No cash dividends or dividend equivalents will be paid or accrued on Restricted Shares before they vest. Stock dividends issued with respect to unvested Restricted Shares will be subject to the same restrictions. Unless the award agreement for Restricted Shares provides otherwise, a Participant will have voting rights with respect to unvested Restricted Shares that have not been forfeited.

Change in Control. If a change in control of the Company occurs, the Committee has broad discretion to, among other things, accelerate the vesting of outstanding awards, convert or replace outstanding awards, or cancel outstanding awards in exchange for specified payments. Replacement and converted awards would continue to vest over the period (and at the same rate) as the awards which the replacement or converted awards replaced, unless otherwise determined by the Committee. The Committee may provide for a 30-day period prior to a change in control during which all outstanding awards will tentatively become fully vested; when the change in control occurs, all outstanding and unexercised awards will then immediately terminate. Unless the Committee specifically provides otherwise in an award agreement, awards will become vested as of a change in control date only if, or to the extent, such acceleration of vesting does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. The definition of change in control used in the 2020 Stock Plan is summarized below under "Information Regarding Agreements with Executive Officers."

No Repricing. No options or SARs may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with a change in the Company's capitalization or similar event), if the effect would be to reduce the exercise or base price for the shares underlying the award.

Nontransferability of Awards. Awards are not transferable other than by will or the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant.

Clawback of Compensation. All compensation pursuant to awards are subject to recovery under the Company's compensation recovery policy described under "Compensation Recovery “Clawback” Policy" below, as well as any future policies that may be adopted by the Company.

Termination of Employment. The terms and conditions under which an award may be exercised, if at all, after a Participant's termination of employment or service as a non-employee director is determined by the Committee and specified in the applicable award agreement.

Amendment and Termination. The Board may amend the plan at any time, but no such amendment is effective unless approved by the Company's stockholders to the extent that such approval is required to satisfy applicable law or securities exchange listing requirements, as is the case with regard to the amendment to increase the shares of Common Stock covered by the plan (and by ISOs) as reflected in the Restated 2020 Stock Plan. The Board may also terminate the Restated 2020 Stock Plan at any time, but termination will not affect outstanding awards. In addition, an amendment will not materially impair the rights of a Participant with respect to outstanding awards without the Participant's consent, unless the amendment provides for payment of the value of the vested portion of the award to the Participant.

Historical Awards under the 2020 Stock Plan

The following table sets forth information with respect to grants of RSUs and target levels of PSUs since the adoption of the 2020 Stock Plan on May 27, 2020, through April 10, 2023, to executive officers, non-employee directors, and the other specified groups set forth below.

Name and Title	RSUs Granted		PSUs Granted
Gary E. Kramer President and Chief Executive Officer	36,486		52,410
Anthony J. Harris Chief Financial Officer	21,251		11,079
Gerald L. Blotz Chief Operating Officer	23,014		12,500
James R. Potts General Counsel	12,809		8,729
Non-Employee Directors:
Thomas J. Carley	4,008		—
Joseph S. Clabby	987		—
Thomas B. Cusick	4,008		—
Jon. L. Justesen	4,008		—
Anthony Meeker	4,008		—
Carla A. Moradi	2,796		—
Alexandra Morehouse	1,359		—
Vincent P. Price	4,008		—
All executive officers as a group	93,560		84,718
All non-employee directors, including former directors, as a group	30,480		—
Each associate of the named executive officers and director nominees	—		—
All employees (other than executive officers) as a group	132,274		—
Total	256,314	(1)	84,718	(2)

(1) Of the amount shown, a total of 69,458 RSUs had vested and 8,847 RSUs had been forfeited as of April 10, 2023.

(2) Of the amount shown, a total of 23,368 PSUs had vested and no PSUs had been forfeited as of April 10, 2023.

EXPECTED FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences relating to awards granted under the 2020 Stock Plan. This discussion is not intended to constitute tax advice, does not address all aspects of U.S. federal income taxation, does not discuss state, local, employment, and foreign tax issues, and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations, and rulings, which could be altered materially with enactment of any new tax legislation. Participants should consult their own tax advisors because the summary below may not apply to a Participant's particular situation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to awards. For Participants, the expected U.S. federal income tax consequences of awards are as follows:

Nonqualified Options. A Participant will not recognize income at the time a Nonqualified Option is granted. At the time a Nonqualified Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Nonqualified Option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the Participant's alternative minimum taxable income). If the shares are not disposed of within the later of two years from the date the ISO was granted or one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements are not met, then a "disqualifying disposition" occurs. Upon a disqualifying disposition, (i) the Participant recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disqualifying disposition) exceeded the exercise price for the ISO and (ii) any excess amount realized on the disqualifying disposition over the fair market value of the shares at the time of exercise will be characterized as capital gain. If the amount the Participant realizes from a disqualifying disposition is less than the exercise price paid and the loss sustained upon the disposition would otherwise be recognized, the Participant will not recognize any ordinary income from the disqualifying disposition and instead the Participant will recognize a capital loss.

Stock Appreciation Rights. A Participant will not recognize income at the time of grant of a SAR. Upon exercise of a SAR, the Participant will recognize ordinary income in an amount equal to the value of any cash or shares that the Participant receives. At the time of sale of any shares acquired pursuant to the settlement of a SAR, the appreciation (or depreciation) in value of the shares after the date of settlement will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Shares. In general, a Participant will not recognize income at the time of grant of Restricted Shares unless the Participant elects with respect to the Restricted Shares to accelerate income taxation to the date of the award, as described further below. In the absence of an election to accelerate income taxation to the date of an award, upon lapse of the forfeiture conditions or transfer restrictions (the "vesting date"), a Participant will recognize ordinary income equal to the fair market value of the Restricted Shares on the vesting date (less any amount the Participant paid for such Restricted Shares). If permitted by the applicable award agreement, a Participant may, within 30 days after the date of the grant, elect to immediately recognize (as ordinary income) the fair market value of the Restricted Shares (less any amount the Participant paid for the Restricted Shares), determined as of the date of grant (without regard to the forfeiture conditions and transfer restrictions). This election is made pursuant to Section 83(b) of the Code. If a Participant making such an election later forfeits the Restricted Shares, no deduction or capital loss will be available to the Participant (even though the Participant previously recognized ordinary income with respect to such Restricted Shares).

Restricted Stock Units and Performance Share Awards. In general, a Participant will not recognize income at the time of grant of RSUs or PSUs. Upon distribution of cash or unrestricted shares that the Participant receives in settlement of RSUs or PSUs after vesting, a Participant will recognize ordinary income equal to the value of any cash or unrestricted shares that the Participant receives. At the time of sale of any shares acquired pursuant to the settlement of RSUs or PSUs, the appreciation (or depreciation) in value of the shares after the date of settlement will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Payment of Exercise Price or Tax Withholding in Shares. The Committee may permit or require Participants to pay all or a portion of the exercise price of stock options or tax withholding obligations upon exercise or vesting of an award by tendering previously acquired shares of common stock or by relinquishing a portion of the shares otherwise issuable upon exercise or vesting. If an option is exercised and payment is made in shares the Participant already owns, there generally is no taxable gain or loss to the Participant other than any gain recognized as a result of exercise of the option, as described above. A number of new shares equal to the number of shares transferred to pay the exercise price will have a basis equal to the basis of the transferred shares and the same holding period as the transferred shares. (If ISO shares are used to exercise a Nonqualified Option, a number of the new shares equal to the number of ISO shares transferred to pay the exercise price of the Nonqualified Option will also be treated as ISO shares subject to the same holding periods as the original ISO shares.) The remainder of the new shares will have a new holding period and a basis equal to (i) for Nonqualified Options, the fair market value of those shares on the exercise date or (ii) for ISOs, zero.

Special Tax Provisions. A Participant will also be subject to a 3.8 percent tax on the lesser of (i) the Participant's "net investment income" for the relevant tax year and (ii) the excess of the Participant's modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes net gains from the disposition of shares. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company may be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code, the Participant may be subject to a 20 percent excise tax, and the Company may be denied a tax deduction.

ITEM 3 - ADVISORY VOTE TO APPROVE COMPENSATION OF OUR EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") included a provision that requires public companies to hold an advisory stockholder vote to approve or disapprove the compensation of their named executive officers. The Dodd-Frank Act also included a provision providing stockholders of a public company the opportunity to vote, on an advisory basis, on how frequently they would like the company to hold an advisory vote on the compensation of executive officers. At the 2017 annual meeting, the Company's stockholders approved the Board's recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, we are conducting an advisory vote to approve the compensation of the Company's executive officers again this year. Unless the Board changes its policy, the next “say on pay” advisory vote will be held in 2024. An advisory vote on the frequency of holding say on pay votes will also be submitted to stockholders at the 2023 Annual Meeting.

The Compensation Committee believes that executive compensation should align with the stockholders' interests, without encouraging excessive or unnecessary risk. This compensation philosophy and the program structure approved by the Compensation Committee are central to the Company's ability to attract, retain, and motivate individuals who can achieve our goals and provide stability in leadership. Our philosophies and goals with respect to compensation are explained in detail below under the subheading "Executive Compensation – Compensation Discussion and Analysis – Compensation Philosophy and Objectives." A detailed description of compensation paid to our named executive officers in 2022 follows that discussion and analysis.

This advisory vote, which is not binding on the Company, the Compensation Committee, or the Board, is intended to address the overall compensation of our executive officers and the policies and practices described in this proxy statement. The Board and the Compensation Committee value the opinions of our stockholders and will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that you vote, on an advisory basis, FOR the following resolution:

"RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the Compensation Discussion and Analysis, executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved. "

The above-referenced disclosures appear below under the heading "Executive Compensation" in this proxy statement.

The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. The Compensation Committee (for purposes of this section, the "Committee") has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The goal of the Committee is to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable, and competitive.

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual and long-term strategic goals by the Company. The principles underlying our compensation policies are:

•
To attract, motivate, and retain high-quality executive officers;
•
To provide competitive compensation relative to compensation paid to similarly situated executives; and
•
To align the interests of executives with our overall risk profile to build long-term stockholder value.

At the 2022 annual meeting of stockholders, more than 94% of the votes cast with respect to the advisory vote on executive compensation approved the compensation of the Company's named executive officers. The Committee took this indication of support into consideration in reviewing the Company's executive compensation program. Our executive compensation program processes are consistent with those established by the Committee and are monitored by the Company’s finance functions.

Peer Group and Survey Data for Comparison Purposes. For several years, the Committee has retained Mercer, a nationally recognized compensation consultant, to provide advice to the Committee regarding the structure and implementation of the Company's executive compensation program. In the third quarter of 2021, the Committee asked Mercer to prepare an updated analysis of executive compensation data for all executive officer positions. In consultation with the Committee, Mercer developed an updated peer group for purposes of comparing the Company's executive compensation with similarly sized companies in the human resources and employment services and related industries. Mercer added three companies, Cross Country Healthcare, Inc., Insperity, Inc. and TrueBlue, Inc., and three companies were removed from the group.

An analysis by Mercer of executive compensation paid by members of the revised peer group listed below were considered by the Committee in establishing executive compensation for 2022:

• ASGN Incorporated	• James River Group Holding, Ltd.
• CBIZ, Inc.	• KForce Inc.
• Cross Country Healthcare, Inc. • Heidrick & Struggles International, Inc. • Huron Consulting Group Inc. • ICF International, Inc. • Insperity, Inc.	• Korn/Ferry International • Mistras Group, Inc. • Resources Connection, Inc. • TrueBlue, Inc. • United Fire Group, Inc.

The peer group was developed in consultation with Mercer without consideration of individual company compensation practices, and no company was included or excluded from the peer group due to paying above-average or below-average compensation.

2022 Executive Compensation Components. For the fiscal year ended December 31, 2022, the principal components of compensation for executive officers were:

•
Base salary;
•
Target annual cash incentive compensation, including both performance-based compensation and discretionary bonuses;
•
Grants of restricted stock units (“RSUs”); and
•
Grants of performance share awards (“PSUs”)

Base Salary

Salary levels of executive officers are reviewed periodically by the Committee and the CEO as part of the performance review process, as well as in connection with a promotion or other change in job responsibility. In determining base salaries for executives in 2022, the Committee primarily considered:

•
The Committee’s analyses of competitive compensation practices, including the information described above under the subheading “Peer Group and Survey Data for Comparison Purposes”;
•
Advice from Mercer regarding total compensation levels within the Company’s peer group;
•
The scope of responsibilities of the Company’s executive officers, including leadership, experience, skills, expertise, and knowledge; and
•
Individual performance and contributions to the Company’s financial and strategic objectives.

In February 2022, the Committee approved 2022 executive officer base salary levels, effective April 1, 2022, as follows: Mr. Kramer, $790,000, an increase of 4%; Mr. Harris, $400,000, an increase of 7%; Mr. Blotz, $520,000, an increase of 4%; and Mr. Potts, $340,000, an increase of 5%. The increases were based on the Committee’s evaluation of performance, as well as to peg salary levels for those positions closer to the median as compared to the Company’s peer group.

Annual Cash Incentive Compensation

The Company has an Annual Cash Incentive Award Plan (the “Annual Incentive Plan”) that provides for annual awards of cash compensation to the Company’s executive officers based on the achievement of objective corporate performance goals selected by the Committee. In addition, the Committee typically awards discretionary bonuses based on each officer’s individual performance during the year. The total bonus opportunity is typically divided such that 75% relates to achievement of corporate performance goals and 25% to individual performance. Following year end, the Committee determines the extent to which the corporate and individual performance goals were achieved. An executive must remain employed by the Company through the date of the Committee's determination of performance to be eligible to receive annual cash incentive payouts.

In April 2022, the Committee set the target bonus amounts at 100% of base salary for Mr. Kramer and at 80% of base salary for Messrs. Harris, Blotz and Potts. The target amounts related to achievement of corporate performance goals were as follows: Mr. Kramer, $592,500; Mr. Harris, $240,000; Mr. Blotz, $312,000; and Mr. Potts, $204,000. The target bonus amounts tied to corporate financial metrics preliminarily approved by the Committee were as follows: gross billings growth of 9.1% or $597.869 million; net income of $37.119 million; and gross margin as a percentage of gross billings of 3.00%, with each goal weighted equally. The cash payouts were subject to adjustment on a sliding scale based on a 2.5% increase or decrease for each percentage by which the actual achievement of a given metric was above or below the target level. Payouts for a given performance target would be 25% at the 70% achievement level and 200% at an achievement level of 140% or above, with no payout at an achievement level below 70%.

In February 2023, the Committee determined that each of the revised corporate financial metrics had been achieved above target as follows: gross billings growth of $823.876 million, resulting in a payout at 195% of target; net income of $47.268 million, resulting in a payout at the maximum of 200% of target; and gross margin as a percentage of gross billings of 3.18%, resulting in a payout at 190% of target. The actual payouts are shown in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table below.

The target bonus amounts for individual performance approved by the Committee in April 2022 were as follows: Mr. Kramer, $197,500; Mr. Harris, $80,000; Mr. Blotz, $104,000; and Mr. Potts, $68,000. The Committee received recommendations by the CEO with regard to the three executive officers other than himself. Goals for the entire executive team related to the implementation of a new Company-wide payroll processing system in 2022 and preparations for the rollout of the Company’s fully insured medical benefits program in 2023. Additional goals included: for Mr. Kramer, building an effective management team and three-year product development roadmap; for Mr. Blotz, developing and implementing a client recruitment product and client learning management system; for Mr. Harris, putting in place enhanced budget and cost tracking processes; and for Mr. Potts; developing management training on employment issues, updating the Company’s human resources policies, and refining the Company’s organizational structure to support new product offerings. In February 2023, consistent with the CEO’s recommendations, the Committee approved full payouts of the target discretionary bonus amount for each executive officer.

Long-Term Equity Incentive Compensation

In 2022, the Committee continued its practice of making annual grants of RSUs to the Company's executive officers under the Company’s 2020 Stock Incentive Plan. The Committee believes that RSUs provide a near-term opportunity to receive an ownership stake in the Company, thus serving as a significant incentive aligning the long-term interests of the executive team with the interests of the Company's stockholders. Each RSU represents a contingent right to receive one share of Common Stock. The RSUs granted to executive officers typically vest in four equal annual installments. The Committee fixed the dollar value of the annual RSU awards to executive officers granted on July 1, 2022, based on the closing sale price of the Common Stock on the date of grant, rounded down to the nearest whole share, as follows: Mr. Kramer, $987,500; Mr. Harris, $320,000; Mr. Blotz, $507,000; and Mr. Potts, $272,000. The awards are shown in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table below.

The vesting of performance share awards granted in 2022 is conditioned on attaining specified target cumulative amounts of gross billings and net income before taxes for the three-year period ending December 31, 2024. The target dollar values of performance shares granted on February 28, 2022, were: Mr. Kramer, $987,500; Mr. Harris, $160,000; Mr. Blotz, $169,000; and Mr. Potts, $136,000, with 50% of the performance shares tied to achievement of each financial metric. Target award amounts are subject to upward or downward adjustment by 2.5% for each one percent by which the actual achievement of a given financial metric is above or below the target level, but not less than 80% of the target level or more than 140% of the target level. If achievement is below the 80% level, no part of the target award tied to that financial metric would be paid. At the 80% level, 50% of the target award for the related financial metric would be paid. The maximum payout is 200% of a target award. The awards in terms of numbers of shares are shown in the “Estimated future payouts under equity incentive plan awards” column of the Grants of Plan-Based Awards table below.

In February 2023, the Committee reviewed the achievement of performance goals for PSUs granted to the executive officers in early 2021. The awards had been tied to the achievement of net income and gross billings targets for the two-year period ended December 31, 2022, with each factor weighted equally. The Committee determined that the net income before taxes goal had been achieved at the 160.0% level; the adjustment of 2.5% for each 1% above target yielded a payout at the maximum of 200.0% of the target award tied to that goal. The Committee determined that the gross billings goal had been achieved at the 107.7% level, yielding a payout of 119.3% of the target award tied to gross billings following upward adjustment.. The overall payout totaled approximately 159.7% of the target awards. The PSUs were settled on February 27, 2023, resulting in the issuance of shares of common stock as follows: Mr. Kramer, 13,388; Mr. Harris, 3,230; Mr. Blotz, 3,750; and Mr. Potts, 3,000.

Deferred Compensation Plan

Under the Company’s Nonqualified Deferred Compensation Plan adopted in 2017, executive officers and other participants may defer receipt for income tax purposes of up to 90% of salary, as well as up to 100% of bonuses and other compensation. Deferred amounts are credited to each participant's account and adjusted to reflect amounts of income, gain, or loss as if the amounts credited to such accounts had been invested in investment funds designated under the plan and selected by the participant. The Committee also approved the establishment of a Rabbi trust under which compensation deferred at the election of participants is deposited in trust and held separately from the Company's other assets, subject to the claims of the Company's creditors in the event of its bankruptcy or insolvency. Although the Company does not make cash matching contributions to participants’ accounts under the plan, RSUs that cliff vest five years following the grant date are awarded each January 1 and July 1, with a matching award of RSUs equal to 35% of the amount deferred into a participant's account during the preceding six months, up to a maximum value of $75,000 per year. The RSU awards during 2022 are shown in the Grants of Plan-Based Awards table below. Additional information about the deferred compensation plan is included under "Nonqualified Deferred Compensation" below.

Retirement Benefits

Employees, including executive officers, may participate in the Company's 401(k) defined contribution plan. The Company matches each employee's contributions at a rate of 100% on the first 3% of salary deferrals and 50% on the next 2% of salary deferrals, with a maximum Company-paid match of $12,200. All executive officers participated in the 401(k) plan in 2022.

Agreements with Executive Officers

The Company entered into employment agreements with Messrs. Kramer, Harris, and Blotz in April 2020, and with Mr. Potts in August 2020. The employment agreements provide for the payment of severance benefits upon termination of the executive’s employment for specified reasons. Each agreement includes the executive’s agreement not to compete with the Company for a specified period following termination. The Committee approved the agreements with the goal of providing the Company's stockholders with greater assurance of stability within senior management. The employment agreements replaced prior agreements that provided for severance benefits only in the event of termination for specified reasons following a change in control of the Company.

The Company has also entered into agreements with Messrs. Kramer, Blotz, Harris, and Potts that provide, in the event of the executive's death, for the Company to make a lump sum payment to the executive’s designated beneficiary. The agreements are intended to provide a benefit to each executive’s heirs in the event of his death while employed by the Company.

The Committee approved each of the foregoing agreements, which are described under “Information Regarding Agreements with Executive Officers” below.

Compensation Recovery (“Clawback”) Policy. The Company demands that its employees, officers and directors conduct business in accordance with the highest standards of integrity and personal and professional ethics. As an adjunct to this standard of conduct, the Board has adopted a compensation recovery (“clawback”) policy that applies to its executive officers. Under this policy, the Compensation Committee may instruct the Company to seek to recover payments of incentive compensation if the performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. If the incentive compensation was tied to a subjective measure, the Compensation Committee will decide how much, if any, of the compensation the Company should seek to recover. The Compensation Committee may also direct the Company to seek recovery of up to the entire amount of any incentive compensation awarded for a period during which a covered executive committed a significant legal or compliance violation. A copy of the policy is available on the Company's website at www.BBSI.com in the "Investors" section under “Governance.”

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code (the "Code") limits the amount that the Company may deduct for income tax purposes for compensation paid to our executive officers to $1,000,000 per person per tax year.

Compensation Committee Report

The Compensation Committee is charged with carrying out the Board's overall responsibilities relating to compensation of the Company's executive officers. The Compensation Committee has reviewed the section headed "Compensation Discussion and Analysis" and has discussed its contents with members of the Company's management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the section headed "Compensation Discussion and Analysis" be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and the Company's proxy statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors:

Vincent P. Price, Chair Thomas B. Cusick
Jon L. Justesen

Summary Compensation Table

The following table sets forth information regarding compensation received by each individual who served as an executive officer of the Company during 2022.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total Compensation
Gary E. Kramer	2022	$782,304	$197,500	$2,049,915	$1,154,398	$(163,989)	$33,287	$4,053,415
President and Chief	2021	$751,585	$190,000	$972,903	$1,054,500	$25,227	$20,777	$3,014,992
Executive Officer	2020	$685,656	$181,250	$655,411	$374,364	$35,599	$18,775	$1,951,055

Anthony J. Harris	2022	$393,365	$80,000	$564,715	$467,604	$(37,452)	$12,200	$1,480,432
Chief Financial	2021	$368,462	$75,000	$378,298	$416,250	$12,206	$11,771	$1,261,987
Officer	2020	$323,770	$70,000	$705,363	$144,582	$5,481	$11,400	$1,260,596

Gerald R. Blotz	2022	$514,692	$104,000	$675,946	$607,886	$(16,081)	$12,200	$1,898,643
Chief Operating	2021	$500,000	$100,000	$568,717	$555,000	$8,422	$12,459	$1,744,598
Officer	2020	$500,000	$100,000	$487,489	$206,546	$11,709	$11,400	$1,317,143

James R. Potts	2022	$336,019	$68,000	$458,612	$397,464	$(21,869)	$12,200	$1,250,426
General Counsel	2021	$325,000	$65,000	$332,823	$360,750	$3,348	$4,206	$1,091,127
and Secretary	2020	$95,014	$125,000	$249,995	$—	$—	$—	$470,009

(1) The amounts shown represent cash bonuses awarded based on each officer’s individual performance by the Compensation Committee. Additional information regarding the Company's annual cash bonus program appears under the subheading "Compensation Discussion and Analysis" above.

(2) The amounts shown include the grant date fair value of RSUs granted to executive officers under the 2020 Stock Plan using the closing price of the Common Stock on the grant date. Both grants of RSUs, and RSUs awarded as a matching contribution under the Company’s nonqualified deferred compensation plan, are included. Assumptions regarding forfeitures are ignored. Each RSU represents a contingent right to receive one share of Common Stock. Additional details regarding the terms of the RSU awards are described below under "Incentive Compensation." Additionally, the amounts shown include the grant date fair value of awards of PSUs in 2021 and 2022 under the 2020 Stock Plan that reflect the probable outcome with respect to target levels of performance conditions as of the date of grant of 81% for the two-year 2021 awards, 0% for the three-year 2021 awards, and 100% for the 2022 awards. The value of the 2022 PSUs at the grant date, assuming the highest level of achievement, is as follows: Mr. Kramer, $1,974,965; Mr. Harris, $319,998; Mr. Blotz, $337,983; and Mr. Potts, $271,998.

(3) Amounts shown represent performance-based cash bonuses paid pursuant to the Company's Annual Incentive Plan during the years shown. Additional information regarding awards under the program appears under the subheadings "Compensation Discussion and Analysis" above and "Incentive Compensation" below.

(4) Amounts shown for 2022 primarily represent employer contributions to the 401(k) plan. For Mr. Kramer, the amount shown includes $12,200 in employer contributions to the 401(k) plan; the balance represents the aggregate incremental cost to the Company of Mr. Kramer’s personal use of company-owned property. No other executive officer received perquisites or other personal benefits with a total value exceeding $10,000 during 2022.

Incentive Compensation

The following table sets forth information regarding awards under the Cash Incentive Plan and the 2020 Stock Plan to the named executive officers during the year ended December 31, 2022.

Grants of Plan-Based Awards for the Year Ended December 31, 2022

		Approval	Estimated potential payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option
Name	Grant Date	Date	Threshold(1)	Target(1)	Maximum(1)	Threshold(2)	Target(2)	Maximum(2)	(#)		Awards
Gary E. Kramer	—	—	$148,125	$592,500	$1,185,000	—	—	—	—		—
	2/28/2022	—	—	—	—	8,208	16,417	32,834	—		$987,483	(5)
	7/1/2022	—	—	—	—	—	—	—	13,428	(4)	$987,495	(6)
	7/1/2022	—	—	—	—	—	—	—	1,019	(3)	$74,937	(6)

Anthony J. Harris	—	—	$60,000	$240,000	$480,000	—	—	—	—		—
	2/28/2022	—	—	—	—	1,330	2,660	5,320	—		$159,999	(5)
	1/1/2022	—	—	—	—	—	—	—	142	(3)	$9,807	(6)
	7/1/2022	—	—	—	—	—	—	—	4,351	(4)	$319,973	(6)
	7/1/2022	—	—	—	—	—	—	—	1,019	(3)	$74,937	(6)

Gerald R. Blotz	—	—	$78,000	$312,000	$624,000	—	—	—	—		—
	2/28/2022	—	—	—	—	1,404	2,809	5,619	—		$168,961	(5)
	7/1/2022	—	—	—	—	—	—	—	6,894	(4)	$506,985	(6)

James R. Potts	—	—	$51,000	$204,000	$408,000	—	—	—	—		—
	2/28/2022	—	—	—	—	1,130	2,261	4,522	—		$135,999	(5)
	1/1/2022	—	—	—	—	—	—	—	133	(3)	$9,185	(6)
	7/1/2022	—	—	—	—	—	—	—	3,698	(4)	$271,951	(6)
	7/1/2022	—	—	—	—	—	—	—	564	(3)	$41,477	(6)

(1) Represents the potential annual cash incentive payouts under the Cash Incentive Plan based on the level of achievement of corporate performance goals approved in March 2022. The target amounts were payable if the overall achievement level was 100%. For each percentage point that achievement of the goal falls above or below the target level in a particular year, the bonus amount attributable to that goal is increased or reduced by 2.5%; provided the maximum bonus is 200% of target and no amounts are payable for achievement below 70% of the target level. Actual cash incentive payments are shown in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table above.

(2) Represents the number of shares subject to PSUs under the 2020 Stock Plan, all or a portion of which will vest on the date that the

Compensation Committee determines the level of attainment of specified performance goals for the three years ending December 31, 2024, as described under "Compensation Discussion and Analysis" above. Upon vesting, the awards will be settled in shares of Common Stock. The PSUs are tied to target levels of gross billings and net income before taxes, weighted equally. Target award amounts are subject to upward or downward adjustment by 2.5% for each 1% by which the actual achievement of a given financial metric is above or below the target level, but not less than 80% or more than 140% of the target level. If achievement is below the 80% level, no part of the target award tied to that financial metric is paid.

(3) Reflects the grant of RSUs as a matching contribution in connection with the Company’s nonqualified deferred compensation plan. The RSUs will vest on the five-year anniversary of the grant date, and will be settled by delivery of unrestricted shares of Common Stock on the vesting date. Vesting of the RSUs would accelerate upon a change in control of the Company or a participant's death or termination of employment due to disability.

(4) Reflects the grant of RSUs under the 2020 Stock Plan. Each RSU represents a contingent right to receive one share of Common Stock. The RSUs typically vest in four equal annual installments beginning on the one-year anniversary of the grant date, and will be settled by delivery of unrestricted shares of Common Stock on the vesting date. Vesting of the RSUs would accelerate upon a change in control of the Company or a participant's death or termination of employment due to disability.

(5) Represents the grant date fair value of PSUs based on the assessment of the probable outcome of the specified performance conditions (100%) and the closing sale price of the Common Stock on the grant date multiplied by the target number of shares underlying the awards.

(6) The amounts shown represent the grant date fair value of RSUs based on the closing sale price of the Common Stock on the grant date multiplied by the number of shares underlying the awards.

Option Exercises and Stock Vested During 2022

The following table provides information regarding exercises of stock options and vesting of RSUs and PSUs during 2022 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary E. Kramer	—	—	9,459	$668,944
Anthony J. Harris	—	—	4,746	$381,082
Gerald R. Blotz	3,750	$159,750	8,598	$605,626
James R. Potts	—	—	2,063	$159,552

The table below provides information regarding outstanding stock options, RSUs and PSUs held by the named executive officers at the end of 2022.

Outstanding Equity Awards at December 31, 2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable(#)	Number of Securities Underlying Unexercised Options: Unexercisable(#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(18)
Gary E. Kramer	10,000	30,000	(1)	$82.21	3/28/2028	29	(2)	$2,705	4,192	(15)	$391,030
	—	—		—	—	47	(3)	$4,384	4,394	(16)	$409,872
	—	—		—	—	79	(4)	$7,369	16,417	(17)	$1,531,378
	—	—		—	—	1,510	(3)	$140,853	—		—
	—	—		—	—	923	(5)	$86,097	—		—

	—	—		—	—	5	(6)	$466	—		—
	—	—		—	—	5,636	(7)	$525,726	—		—
	—	—		—	—	1,457	(8)	$135,909	—		—
	—	—		—	—	6,215	(9)	$579,735	—		—
	—	—		—	—	1,022	(10)	$95,332	—		—
	—	—		—	—	13,428	(11)	$1,252,564	—		—
	—	—		—	—	1,019	(12)	$95,052	—		—

Anthony J. Harris	—	—		—	—	4	(3)	$373	1,011	(15)	$94,306
	—	—		—	—	9	(4)	$840	1,084	(16)	$101,116
	—	—		—	—	61	(5)	$5,690	2,660	(17)	124,062
	—	—		—	—	475	(3)	$44,308	—		—
	—	—		—	—	10	(6)	$933	—		—
	—	—		—	—	2,721	(7)	$253,815	—		—
	—	—		—	—	88	(8)	$8,209	—		—
	—	—		—	—	3,003	(13)	$280,120	—		—
	—	—		—	—	3,067	(9)	$286,090	—		—
	—	—		—	—	114	(10)	$10,634	—		—
	—	—		—	—	142	(14)	$13,246	—		—
	—	—		—	—	4,351	(11)	$405,861	—		—
	—	—		—	—	1,019	(12)	$95,052	—		—

Gerald R. Blotz	10,000	—		$29.99	2/1/2025	45	(3)	$4,198	1,174	(15)	$109,511
	10,000	30,000	(1)	$82.21	3/28/2028	76	(4)	$7,089	1,174	(16)	$109,511
	—	—		—	—	1,510	(3)	$140,853	2,809	(17)	$262,024
	—	—		—	—	86	(5)	$8,022	—		—
	—	—		—	—	4,737	(7)	$441,867	—		—
	—	—		—	—	4,984	(9)	$464,908	—		—
	—	—		—	—	6,894	(11)	$643,072	—		—

James R. Potts	—	—		—	—	2,354	(15)	$219,581	939	(15)	$87,590
	—	—		—	—	2,658	(9)	$247,938	939	(16)	$87,590
	—	—		—	—	107	(10)	$9,981	2,261	(17)	105,406
	—	—		—	—	133	(14)	$12,406	—		—
	—	—		—	—	3698	(11)	$344,949	—		—
	—	—		—	—	564	(12)	$52,610	—		—

(1) The unvested options vest 33% on March 28, 2024, and 66% on March 28, 2026.

(2) The unvested RSUs vested in full on January 1, 2023.

(3) The unvested RSUs vest in full on July 1, 2023.

(4) The unvested RSUs vest in full on January 1, 2024.

(5) The unvested RSUs vest in full on July 1, 2024.

(6) The unvested RSUs vest in full on January 1, 2025

(7) The unvested RSUs vest in two equal annual installments on July 1, 2023 and 2024.

(8) The unvested RSUs vest in full on July 1, 2025.

(9) The unvested RSUs vest in three equal annual installments beginning on July 1, 2023.

(10) The unvested RSUs vest in full on July 1, 2026.

(11) The unvested RSUs vest in four equal annual installments beginning on July 1, 2023.

(12) The unvested RSUs in full on July 1, 2027.

(13) The unvested RSUs vest in two equal annual installments beginning on November 9, 2023.

(14) The unvested RSUs vest in full on January 1, 2027.

(15) The unvested RSUs vest in two equal annual installments beginning on September 16, 2023.

(15) Vesting of this award is contingent on meeting company-wide performance goals at the threshold level or above. The shares shown are issuable upon achievement at the threshold level. The performance goals are tied to target amounts of gross billings and net income for the two years ended December 31, 2022. The awards earned will range from 50% at the threshold level to 200% at the maximum level of the target number of PSUs. The actual shares earned are shown in the “Compensation Discussion and Analysis” above.

(16) Vesting of this award is contingent on meeting company-wide performance goals at the threshold level or above. The shares shown are issuable upon achievement at the threshold level. The performance goals are tied to target amounts of gross billings and net income before taxes for the three years ending December 31, 2023. The awards earned will range from 50% at the threshold level to 200% at the maximum level of the target number of PSUs and will be payable no later than April 30, 2024.

(17) Vesting of this award is contingent on meeting company-wide performance goals at the threshold level or above. The shares shown are issuable upon achievement at the target level. The performance goals are tied to target amounts of gross billings and net income before taxes for the three years ending December 31, 2024. The awards earned will range from 50% at the threshold level to 200% at the maximum level of the target number of PSUs and will be payable no later than April 30, 2025.

(18) Based on the $93.28 closing sale price per share of the Company's Common Stock on the last trading day of 2022.

Additional Equity Compensation Plan Information

The following table summarizes information regarding shares of Common Stock that were issuable upon exercise of stock options, warrants, and rights outstanding under the Company's equity compensation plans and arrangements as of December 31, 2022. See "Grants of Plan-Based Awards for the Year Ended December 31, 2022" and "Outstanding Equity Awards at December 31, 2022" above and Note 10 of Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for 2022 for additional information.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options, warrants, and rights		B. Weighted-average exercise price of outstanding options, warrants, and rights	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders
Stock options	101,125	(1)	$70.81	77,715	(4)
Restricted stock units	210,982	(2)	—	—
Performance shares	53,968	(3)	—	—
Employee Stock Purchase Plan	—		—	272,846	(5)
Equity compensation plans or arrangements not approved by stockholders	—		—	—
Total	366,075			350,561

(1) Represents shares underlying stock options granted under the Company's 1993 Stock Incentive Plan, 2003 Stock Incentive Plan, 2009 Stock Incentive Plan, and 2015 Stock Incentive Plan (the "2015 Plan").

(2) Represents unvested RSUs granted under the 2020 Stock Plan and 2015 Plan. No exercise price is paid upon vesting and, thus, no exercise price is included in the table.

(3) Includes 29,821 shares issuable under PSUs granted in 2021 and 24,147 shares issuable under PSUs granted in 2022 under the 2020 Stock Plan, assuming achievement of specified corporate performance goals at the target level. No exercise price is paid upon vesting and, thus, no exercise price is included in the table. In February 2023, 23,368 shares were issued upon vesting under the 2021 award relating to a two-year performance period based on achievement above target, leaving 15,185 shares issuable at the target level under the 2021 award relating to a three-year performance period.

(4) Includes 77,715 shares available for future awards under the 2020 Stock Plan that may be in the form of stock options, stock appreciation rights, restricted stock, RSUs, PSUs, or other stock-based awards.

(5) Includes 272,846 shares subject to future issuance under the 2019 Employee Stock Purchase Plan. The purchase price for shares subject to subscriptions is not fixed until the purchase date and is equal to 85% of the closing sale price on the purchase date.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of our CEO for 2022, our last completed fiscal year:

•
The annual total compensation of our CEO was $4,053,415.
•
The median of the annual total compensation of all of our employees other than our CEO (based on our median employee identified under the methodology described below) was $110,000.
•
The resulting ratio of our CEO's annual total compensation to the annual total compensation of our median employee is 37 to 1.

The pay ratio stated above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies may not be comparable to our pay ratio stated above.

We completed the following steps to identify the median of the annual total compensation of our employees and to determine the annual total compensation of our median employee and CEO:

•
On December 31, 2022, the date we used to determine the employees to be included in our ratio calculation, our employee population consisted of approximately 784 individuals, including full-time, part-time and temporary employees (excluding temporary staffing employees) employed on that date.
•
The employee number excludes the employees of our professional employer services clients, as those clients determine the compensation of their employees. Similarly, the number excludes our temporary staffing employees who work at our customers' job sites, because the compensation paid to such employees is established by our customer's order.
•
To find the median of the annual total compensation of the individuals (other than our CEO) in our employee population as described above, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2022. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2022 but who did not work for us the entire year. No full-time equivalent adjustments were made.
•
We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees included in the calculation.
•
After identifying the median employee, we added together all of the elements of that employee’s compensation for calendar year 2022 in accordance with the requirements applicable to calculating annual total compensation for purposes of the Summary Compensation Table above.

For the annual total compensation of our CEO, we used the amount reported for our CEO in the "Total" column for 2022 in the Summary Compensation Table above.

Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation received by the persons serving as executive officers of the Company during 2022.

Name	Executive Contributions in 2022 (1)	Company Contributions in 2022	Aggregate Earnings in 2022	Aggregate Withdrawals/Distributions in 2022	Aggregate Balance at 12/31/2022
Gary E. Kramer	$399,350	—	$(163,989)	$(8,425)	$1,120,464
Anthony J. Harris	$310,125	—	$(37,452)	—	$375,108
Gerald R. Blotz	—	—	$(16,081)	—	$55,708
James R. Potts	$134,148	—	$(21,869)	—	$162,352

(1) Amounts are also included in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table above.

On July 1, 2017, the Barrett Business Services, Inc. Nonqualified Deferred Compensation Plan (the “NDCP”) was established, in which upper management, including executive officers, are eligible to participate. Key features of the NDCP are as follows:

•
Deferrals. Participants may make an advance election to defer up to 90% of their annual base salary, 100% of annual cash performance and discretionary bonuses, and 100% of other compensation as permitted in the Company’s discretion.
•
Vesting. Participants are immediately vested in credits for their contributions and related earnings.
•
Form of Payment. Participants may make elections regarding distribution of their vested account balance in accordance with the terms and conditions set forth in the NDCP. The payment may be in a lump sum on a specified date at least five years following the end of the period in which the deferred amount was earned (an "in-service distribution") or on the first business day of the seventh month following separation from service. Alternatively, for in-service distributions or distributions following retirement at or after age 60 with at least 10 years of service, the distribution may be paid in up to 10 equal annual installments. A lump-sum distribution will be made 60 days following death or disability. Distributions are also permitted in the event of an unforeseeable emergency. Subsequent deferral elections with respect to deferred amounts are also permitted.
•
Earnings on Account Balances. Participants may allocate the amounts deferred into their accounts under the NDCP among 30 investment fund alternatives offered by the Company. Investment instructions may be submitted on any business day. Hypothetical gains and losses are credited to participant accounts based on their investment elections. The following table shows investment fund alternatives selected by participants during 2022 and annualized returns for each investment alternative for 2022:

Fund	Performance
American Funds American Balanced R6 Fund	-11.8%
American Funds EuroPacific Growth R6 Fund	-22.7%
Delaware Small Cap Value R6 Fund	34.5%
Federated Hermes Government Obligations Premier Fund	0.0%
MFS Value R6 Fund	-5.8%
PGIM Total Return Bond R6 Fund	-14.9%
T. Rowe Price Blue Chip Growth Fund	-38.6%
Vanguard 500 Index Admiral Fund	-18.2%
Vanguard Developed Markets Index Admiral Fund	-15.3%
Vanguard Growth Index Admiral Fund	-33.1%
Vanguard Mid Cap Index Admiral Fund	-18.7%
Vanguard Small Cap Growth Index Admiral Fund	-28.4%
Vanguard Small Cap Value Index Admiral Fund	-9.3%
Vanguard Target Retirement 2020 Inv Fund	-14.2%
Vanguard Target Retirement 2030 Inv Fund	-16.3%
Vanguard Target Retirement 2040 Inv Fund	-17.0%
Vanguard Target Retirement 2050 Inv Fund	-17.5%
Vanguard Target Retirement Income Inv Fund	-12.7%
Vanguard Total Bond Market Index Admiral Fund	-13.2%
Vanguard Value Index Admiral Fund	-2.1%
Virtus Ceredex Mid-Cap Value Equity R6 Fund	-13.8%
American Funds 2025 Target Date Retirement Fund R6	-12.7%
American Funds 2030 Target Date Retirement Fund R6	-14.5%
AMG Yacktman I	-7.4%
Edgewood Growth Fund	-40.4%
Investco Gold & Special Minerals R6	-16.5%
iShares S&P 500 Index K	-18.1%
MFS New Discovery Value R6	-10.8%
T. Rowe Price Large-Cap Growth Fund	-35.2%
Vanguard Mid-Cap Growth Index Admiral	-28.8%

The Company does not make cash matching contributions to participants’ accounts in the NDCP. However, as an incentive to participate in the NDCP and as a retention tool, the Committee approved the automatic award of RSUs under the 2020 Stock Plan each January 1 and July 1 to participants in the NDCP based on the fair market value of a share on the grant date, with a total dollar value equal to 35% of the amount deferred into the participant's account under the NDCP during the preceding six months. The grant date fair value of RSUs awarded to a single participant in connection with the NDCP is limited to $75,000 per year. The restriction period for RSUs awarded in connection with the NDCP will expire, and the RSUs will vest in full, on the fifth anniversary of the grant date, so long as the participant continues to be an employee of the Company on the vesting date. Vesting of the RSUs will be accelerated if the participant ceases to be an employee due to death or disability or in the event of a change in control of the Company. RSUs that do not vest on or before the expiration of the restriction period are forfeited. A total of 2,877 RSUs were granted to executive officers in connection with the NDCP during 2022.

Pay Versus Performance

	Summary Compensation Table Total for the				Average Summary Compensation Table Total for	Average Compensation	Value of Initial Fixed $100 Investment based on:
Year	Principal Executive Officer ("PEO") ⁽¹⁾	Compensation Actually Paid to the PEO ⁽¹⁾	Summary Compensation Table Total for the PEO ⁽²⁾	Compensation Actually Paid to the PEO ⁽²⁾	Non-PEO Named Executive Officers ("NEO's") ⁽³⁾	Actually Paid to Non-PEO NEOs ⁽³⁾	Total Shareholder Return	Peer Group Total Shareholder Return ⁽⁴⁾	Net Income (in thousands) ⁽⁵⁾	Gross Billings (in thousands) ⁽⁶⁾
2022	$4,053,415	$6,968,326	N/A	N/A	$1,543,168	$2,418,831	$109	$114	$47,268	$7,393,808
2021	$3,014,992	$4,080,497	N/A	N/A	$1,365,904	$1,639,683	$79	$152	$38,079	$6,569,986
2020	$1,951,055	$512,462	$1,353,477	$(2,489,129)	$969,239	$(63,772)	$77	$101	$33,765	$5,924,539

(1) Mr. Kramer was the PEO for all three years in the table. A reconciliation of the Summary Compensation Table and Compensation Actually Paid totals is as follows:

Current PEO SCT Total to CAP Reconciliation	2022	2021	2020
Total Compensation as reported in Summary Compensation Table	$4,053,415	$3,014,992	$1,951,055
Subtract grant date fair value of equity awards granted during fiscal year reported in SCT	$(2,049,915)	$(972,903)	$(655,411)
Add the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$2,878,994	$1,949,080	$868,654
Add/subtract the amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year.	$2,083,346	$48,059	$(1,303,190)
Add/subtract the amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year.	$2,486	$41,268	$(348,646)
Compensation Actually Paid to PEO	$6,968,326	$4,080,497	$512,462

(2) Mr. Elich was the PEO until he retired from the Company on March 5, 2020. A reconciliation of the Summary Compensation Table and Compensation Actually Paid totals is as follows:

Prior PEO SCT Total to CAP Reconciliation	2022	2021	2020
Total Compensation as reported in Summary Compensation Table	$—	$—	$1,353,477
Add/subtract the amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year.	$—	$—	$118,267
Subtract the amount of fair value at the end of the prior fiscal year for awards granted in prior years that forfeited during the covered fiscal year.	$—	$—	$(3,960,873)
Compensation Actually Paid to PEO	$—	$—	$(2,489,129)

(3) For 2021 and 2022, Mr. Harris, Mr. Blotz, and Mr. Potts were the Non-PEO NEOs. For 2020, Mr. Harris, Mr. Blotz, Mr. Potts, and Ms. Gould were the Non-PEO NEOs. A reconciliation of the Summary Compensation Table and Compensation Actually Paid totals is as follows:

NEO Average SCT Total to CAP Reconciliation	2022	2021	2020
Total Compensation as reported in Summary Compensation Table	$1,543,168	$1,365,904	$969,239
Subtract grant date fair value of equity awards granted during fiscal year reported in SCT	$(566,424)	$(426,613)	$(423,872)
Add the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$762,751	$654,781	$441,216
Add/subtract the amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year.	$656,326	$18,837	$(338,752)
Add the fair value as of the vesting date for awards that are granted and vest in the same covered fiscal year.	$—	$—	$69,747
Add/subtract the amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year.	$23,011	$26,774	$(77,387)
Subtract the amount of fair value at the end of the prior fiscal year for awards granted in prior years that forfeited during the covered fiscal year.	$—	$—	$(703,964)
Compensation Actually Paid to non-CEO NEOs	$2,418,831	$1,639,683	$(63,772)

(4) Peer Group Total Shareholder Return is calculated based on the S&P 1500 Human Resource & Employment Services Index, a published industry index that is considered reflective of the Company's peers, for each respective year shown in the table, assuming an initial investment of $100 on December 31, 2019.

(5) Reflects after-tax net income prepared in accordance with GAAP for each of the years shown.

(6) Non-GAAP gross billings is the financial measure in the Company’s assessment that represents the most important performance measure used to link Company performance to compensation actually paid to our PEOs and other NEOs, as it is the primary metric used in understanding the volume of the Company's business and serves as an important performance metric in managing the Company's operations, including the preparation of internal operating forecasts and establishing executive compensation performance goals. We calculate gross billings by including direct payroll costs that would otherwise be excluded from PEO revenue because we are not the primary obligor for wage payments to our clients' employees.

Relationship between Compensation Actually Paid and Financial Performance Measures

Compensation Actually Paid (“CAP”) to Mr. Kramer and total shareholder return were both higher in 2022 and 2021 compared to 2020. The increase in Mr. Kramer’s compensation is primarily the result of his promotion to Chief Executive Officer partway through 2020, as well as the increase in the Company’s stock price between 2020 and 2022. The average NEO CAP was also higher in 2022 and 2021 compared to 2020, primarily due to forfeited awards in 2020 due to changes in NEOs, as well as the increase in the Company’s stock price during this time.

Total Shareholder Return increased from 2020 to 2022 primarily due to the increase in the Company’s stock price during this period. Net Income and Gross Billings also increased between 2020 and 2022. Each of these metrics are directionally aligned with the increases in CAP for both Mr. Kramer and the other NEOs during the same period. While the Company's Total Shareholder Return increased each year from 2020 to 2022, Total Shareholder Return for the Company's peer group increased between 2020 and 2021, but decreased from 2021 to 2022.

Most Important Measures (Unranked)
Gross Billings
Net Income Before Taxes
Gross Margin as a percentage of Gross Billings
Net Income
Growth in Gross Billings

Information Regarding Agreements with Executive Officers

Employment Agreements. On April 22, 2020, the Company entered into Employment Agreements with Messrs. Kramer, Harris, and Blotz, effective as of March 5, 2020. On August 14, 2020, the Company entered into an Employment Agreement with Mr. Potts, effective as of September 16, 2020. With regard to Messrs. Kramer and Blotz, the Employment Agreements replaced Change in Control Employment Agreements previously in effect. Each of the Employment Agreements has a term ending on July 1, 2024, with a one-year extension on July 1 of each year, unless either the Company or the executive gives notice to the other party of nonrenewal at least 90 days in advance.

During the term of each of the Employment Agreements, the executives will be entitled to salary, annual cash incentive compensation, health and other employee benefits, and stock-based awards as approved by the Committee under the Company’s executive compensation program. The general parameters of the current executive compensation program are described under “Compensation Discussion and Analysis” above.

If an executive’s employment is terminated by the Company other than for cause, disability or death, or by the executive for good reason, the Employment Agreements provide for payment of cash severance, as well as acceleration of equity compensation in certain circumstances. Payment of severance benefits is conditional on the delivery by the executive of a release of claims against the Company. The Employment Agreements also include noncompetition and nonsolicitation provisions that apply throughout an executive’s employment with the Company, as well as after termination of his employment, regardless of the reason, for a period of 18 months for Mr. Kramer and 12 months for Messrs. Harris, Blotz and Potts.

Summaries of the definitions of certain terms used in the Employment Agreements are as follows:

"Cause" means embezzlement, willful misconduct, gross negligence, dishonesty, or other fraudulent acts involving the Company, its business operations or the performance of the executive’s duties, including refusal to comply with legal directives of the Board; a material breach of the executive’s fiduciary duties to the Company (unless remedied as provided in the agreement); a willful material breach of the confidentiality provisions of the agreement or a confidentiality policy of the Company; or an act or omission that materially injures the Company's reputation, business affairs, or financial condition if the injury reasonably could have been avoided by the executive, including conviction of a felony or crime involving dishonesty or moral turpitude.

"Good reason" generally means, in the absence of the executive’s written consent, a material reduction in the executive's authority, duties, or responsibilities or those of the person to whom the executive is required to report; a material decrease in the executive’s base compensation (with certain exceptions); a relocation or transfer of the executive’s principal place of employment by a distance of more than 50 miles; or a material breach of the Employment Agreement by the Company.

"Change in control" means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined in regulations promulgated under Section 409A of the Code, or in subsequent regulations or other guidance published by the Internal Revenue Service.

Potential Benefits in the Absence of a Change in Control. If the employment of our executive officers had been terminated on December 31, 2022, without cause or for good reason in the absence of a change in control, the executives would have been entitled to the payment of cash severance, as well as acceleration of the vesting of a specified number of RSUs, as shown in the table below. A description of benefits payable under the NDCP is included under “Nonqualified Deferred Compensation” above.

	Lump
	Sum Cash	Value of
	Severance	Accelerated
Name	Payment(1)	RSUs(2)	Total
Gary E. Kramer	$2,370,000	$1,375,833	$3,745,833
Anthony J. Harris	$720,000	$508,656	$1,228,656
Gerald R. Blotz	$836,000	$681,784	$1,517,784
James R. Potts	$612,000	$278,721	$890,721

(1) Equals the executive's annual base salary level at December 31, 2022, plus the target cash incentive bonus for 2022, for Messrs. Harris, Blotz and Potts, and 1.5 times that amount for Mr. Kramer, payable in a lump sum.

(2) Reflects the market value, based on the closing sale price of the Common Stock on Nasdaq on the last trading day of 2022, $93.28 per share, of the number of unvested RSUs held by the executive that were scheduled to vest on or before the one-year anniversary of December 31, 2022, for Messrs. Harris, Blotz and Potts, and 1.5 times that number of RSUs for Mr. Kramer. The Employment Agreements provide that the specified number of RSUs will be accelerated and deemed fully vested as of the date of the executive’s termination of employment without cause or for good reason in the absence of a change in control. See "Outstanding Equity Awards at December 31, 2022" above for additional information.

Potential Benefits upon a Change in Control. If an executive officer’s employment is terminated during a period beginning 3 months before and ending 24 months after a change in control, the executive would be entitled to a lump sum cash payment equal to 3 times the sum of annual base salary plus target cash incentive bonus, generally within 30 days after the later of the change in control or the termination. Under the award agreements in place under the 2015 and 2020 Plans, all outstanding stock options and RSUs held by the executives will also become exercisable or vested in full following a change in control of the Company, whether or not the executive’s employment is terminated. If payment of these benefits would result in an "excess parachute payment" as defined in Code Section 280G, such payments will be reduced to the largest amount that will result in no portion of the payments being subject to the excise tax imposed by Code Section 4999. A description of benefits payable under the NDCP is included under “Nonqualified Deferred Compensation” above.

The following table shows potential payouts under the Employment Agreements with our executive officers as of December 30, 2022, assuming that employment was terminated on that date, either by the Company for reasons other than cause, death or disability, or by the executive for good reason, and that such termination occurred during a period beginning 3 months before and ending 24 months after a change in control. The table also shows the value of outstanding employee stock options and RSUs that were not vested on December 30, 2022, but would become exercisable in full upon a change in control of the Company, whether or not the executive’s employment was also terminated.

Name	Lump Sum Cash Severance Payment(1)	Value of Unvested Stock Options and RSUs(2)	Total(3)
Gary E. Kramer	$4,740,000	$3,163,241	$7,903,241
Anthony J. Harris	$2,160,000	$1,405,170	$3,565,170
Gerald R. Blotz	$2,508,000	$2,042,109	$4,550,109
James R. Potts	$1,836,000	$887,466	$2,723,466

(1) Equal to three times the sum of the executive's annual base salary level at December 30, 2022, and the target cash incentive bonus for 2022.

(2) Reflects the market value of unvested RSUs plus the difference (the "spread") between the closing sale price of the Common Stock on the last trading day of 2022, $93.28 per share, and the per share exercise price for unvested options. See "Outstanding Equity Awards at December 31, 2022" above for additional information.

(3) The amounts shown are subject to reduction to the extent necessary to avoid imposition of the excise tax imposed under Code Section 4999 on excess parachute payments as defined in Code Section 280G.

Payments upon Death or Termination for Disability. The Company has entered into Death Benefit Agreements with Messrs. Kramer, Blotz, Harris, and Potts. Under each Death Benefit Agreement currently in place, the Company will make a lump sum payment to the executive officer’s designated beneficiary within 60 days after the date of death. The benefit would be forfeited upon an executive officer’s termination of employment with the Company for any reason other than death. At December 30, 2022, the death benefit would have been $2,000,000 for Mr. Kramer and $1,000,000 for each of Messrs. Harris, Blotz, and Potts.

A death benefit will be payable solely out of the general assets of the Company, which may include funds received from life insurance policies on the executive officers put in place by the Company. No death benefit will be payable under an agreement if the executive officer’s death occurs under circumstances causing the policy amount not to be paid in full.

In addition to the Death Benefit Agreements, all RSUs and stock options that are unvested at an executive officer's death or termination of employment due to disability will immediately vest in full. The value of unvested RSUs and stock options held by the named executive officers at December 30, 2022, is shown above under the subheading "Potential Benefits upon a Change in Control." A description of benefits payable under the NDCP is included under “Nonqualified Deferred Compensation” above.

ITEM 4 - ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act, every six years the Company is required to provide stockholders the opportunity to vote, on an advisory, non-binding basis, on how frequently they would like the Company to hold an advisory vote on the compensation of executive officers as provided in Item 2 above. In accordance with this requirement of the Dodd-Frank Act, we are holding an advisory vote on the frequency of future stockholder advisory votes on our executive compensation program. At the 2017 annual meeting, the stockholders approved the Board's recommendation that an advisory vote on executive compensation be conducted annually.

After consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation annually is appropriate for the Company and its stockholders at this time. Stockholders are not being asked to approve or disapprove of the Board's recommendation. Instead, you are being asked to choose one of four options regarding this proposal, as reflected in the proxy card. You may vote for us to hold advisory votes on named executive officer compensation every one, two or three years, or you may abstain from voting on the matter.

The Board of Directors recommends the option of "1 YEAR" for future advisory votes on executive compensation. The option that receives the highest number of advisory votes cast by stockholders will be the frequency for the advisory vote on executive compensation deemed to have been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

As the vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders (but not less often than once every three years). However, we value the opinions of our stockholders and will take the outcome of the advisory vote into account in deciding how often to hold an advisory vote on executive compensation.

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

Under the charter of the Audit Committee, the committee must determine whether to approve any transaction between the Company and a director, officer or stockholder that, if it did occur, would be required to be disclosed as a related person transaction in the Company's proxy statement. Under the Company's Code of Business Conduct, directors must disclose any personal interest in any proposed transaction with the Company to the Audit Committee. Directors may not participate in any decision by the Board where there is a conflict between their personal interests and the Company's interests. In reviewing a proposed transaction with a related person, the Audit Committee will consider whether the transaction is fair to and in the interests of the Company and its stockholders.

Indemnification of Directors and Officers

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity. Our charter also permits us to indemnify any employee or agent of the Company. Under Maryland law, we are permitted to advance the reasonable expenses of a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors who is not also an employee. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

MATTERS RELATING TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP ("Deloitte") was the Company's independent registered public accounting firm with respect to its audited financial statements for the years ended December 31, 2021 and 2022. The Company expects representatives of Deloitte to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Fees Paid to Principal Independent Registered Public Accounting Firm

Deloitte billed the following fees for professional services rendered to the Company in fiscal 2021 and 2022.

	2021	2022
Audit Fees(1)	$1,530,000	$1,603,030
Audit-Related Fees(2)	$2,000	$2,056
All Other Fees	—	—

(1) Consists of fees for professional services for the audit of the Company’s and its subsidiaries’ annual financial statements for the years shown and for review of financial statements included in the Company’s quarterly reports on Form 10-Q. It also consists of fees for SOC-1 report services and the Company’s filing of a Registration Statement on Form S-3 in November 2021.

(2) Consists of fees for U.S. GAAP accounting research tools.

Pre-Approval Policy

The Company has adopted a policy requiring pre-approval by the Audit Committee of all fees and services of the Company's independent registered public accounting firm (the "independent auditors"), including all audit, audit-related, tax, and other legally permitted services. Under the policy, a detailed description of each proposed service is submitted to the Audit Committee jointly by the independent auditors and the Company's Chief Financial Officer, together with a statement from the independent auditors that such services are consistent with the SEC's rules on auditor independence. The policy permits the Audit Committee to pre-approve lists of audit, audit-related, tax, and other legally-permitted services. The maximum term of any pre-approval is 12 months. Additional pre-approval is required for services not included in the pre-approved categories and for services exceeding pre-approved fee levels. The policy allows the Audit Committee to delegate its pre-approval authority to one or more of its members, subject to providing that a full report of any pre-approval decision is provided to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved 100% of the fees described above.

Audit Committee Report

In discharging its responsibilities, the Audit Committee and its individual members met with management and with the Company's independent auditors, Deloitte & Touche LLP, to review the audit process and the Company's accounting functions and to review and discuss the Company's audited financial statements for the year ended December 31, 2022. In addition, the Audit Committee discussed various matters with Deloitte related to the Company's consolidated financial statements and matters required to be discussed under the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), as well as the Company's internal control over financial reporting. The Audit Committee has also received written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Audit and Compliance Committee of the Board of Directors:

Thomas B. Cusick, Chair
Joseph S. Clabby
Anthony Meeker

Carla A. Moradi

Alexandra Morehouse

ITEM 5 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending December 31, 2023. Although the selection of independent auditors is not required to be submitted to a stockholder vote by the Company's charter documents or applicable law, the Board has decided to ask the stockholders to ratify the selection. If the stockholders do not approve the selection of Deloitte, the Audit Committee will reconsider its selection.

If a quorum is present, the selection of Deloitte as the Company's independent auditors will be ratified upon receipt of the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares that are not represented at the meeting, shares that abstain from voting on this proposal, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote FOR ratification of the selection of Deloitte as the Company's independent registered public accounting firm for 2023.

OTHER MATTERS

Management knows of no matters to be brought before the Annual Meeting other than the election of directors, approval of the Amended and Restated 2020 Stock Incentive Plan to increase the maximum number of shares of the Company’s common stock for which awards may be granted under the Plan, the advisory votes to approve our executive compensation and the frequency of advisory votes on our executive compensation, and ratification of the selection of independent auditors.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

BBSI recognizes that engaging in strong corporate governance practices, minimizing the environmental impact of our operations and respecting human rights by treating all individuals with respect and dignity is fundamental to our long-term success. Reflective of these ESG values, BBSI has established a working group that includes independent members of our Board and company employees to assist us in identifying environmental, social, and governance matters relevant to the Company and our stakeholders, and then integrating these considerations into our business strategy. Our ESG efforts focus on our employees, the services we deliver, the communities in which we work, the environment, and sound corporate governance. For more information about our ESG practices and initiatives, please refer to our Environmental, Social, and Governance Policy on our website at https://www.bbsi.com/esgpolicy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholder communications sent by regular mail to our principal executive offices at 8100 NE Parkway Drive, Suite 200, Vancouver, Washington 98662, to the attention of the Board (or to individual directors or committees), will be forwarded as the chair of the Audit Committee deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board's (or such other intended recipient's) responsibilities or are otherwise inappropriate or frivolous.

SUBMISSION OF DIRECTOR NOMINATIONS AND PROPOSALS FOR THE 2024 ANNUAL MEETING

Rule 14a-8 under the Exchange Act permits stockholders to submit certain types of stockholder proposals for inclusion in a proxy statement relating to an annual meeting. Failure to submit a proposal that complies with all of the requirements of Rule 14a-8 may result in its exclusion from the proxy statement. If a stockholder wishes to submit a proposal for inclusion in our proxy statement for our 2024 Annual Meeting, it must be received no later than the close of business (5:00 p.m. Pacific Time) on December 26, 2023. The proposal should be accompanied by the required proof of ownership of our stock and be addressed in care of our Secretary to our principal executive offices at 8100 NE Parkway Drive, Suite 200, Vancouver, Washington 98662.

The Company has adopted proxy access, which permits a stockholder (or group of no more than 20 stockholders) who has owned 3% or more of the Company’s outstanding stock continuously for a minimum of three years to nominate up to two individuals for election as directors and have the nominee(s) included in the Company’s proxy materials, but only if the stockholder (or group) and nominee satisfy the requirements set forth in Section 1.12 of the Company’s Bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2024 proxy statement must satisfy the requirements specified in our Bylaws, including providing the required notice of proxy access nomination to our Secretary. With regard to the 2024 Annual Meeting, the notice must be received no earlier than the close of business on December 26, 2023, and no later than the close of business on January 25, 2024. The notice must include the information specified in our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock. If the 2024 Annual Meeting is advanced or delayed more than 30 days from the anniversary of the 2023 Annual Meeting, a stockholder seeking to nominate a candidate pursuant to the proxy access provisions of the Bylaws must submit notice of any such nomination not later than (i) the 90th day prior to the date of the 2024 Annual Meeting or (ii) the 10th day after public announcement of the 2024 Annual Meeting date, whichever is later.

In addition, under our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose any business for presentation at our 2024 Annual Meeting (other than proposals submitted in compliance with Rule 14a-8) pursuant to Section 1.11 of our Bylaws, must give notice to our Secretary no earlier than December 26, 2023, and no later than January 25, 2024. The notice must include the information specified in Section 1.11, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. However, if the Company holds the 2024 Annual Meeting more than 30 days before, or more than 30 days after, the anniversary of the date of the 2023 Annual Meeting, then the information must be received not later than (i) the 90th day prior to the 2024 Annual Meeting date or (ii) the 10th day after public announcement of the 2024 Annual Meeting date, whichever is later. We will not entertain any proposals or nominations at an annual meeting that do not meet the requirements set forth in the Company’s Bylaws or in Rule 14a-8.

April 21, 2023	BARRETT BUSINESS SERVICES, INC.

APPENDIX A

BARRETT BUSINESS SERVICES, INC.

AMENDED AND RESTATED

2020 STOCK INCENTIVE PLAN

Effective _____________, 202_

i

7.4	Option Term..................................................................................................................................	A-9

7.5	Time of Exercise..........................................................................................................................	A-9

7.6	Special Rules for Incentive Stock Options...................................................................................	A-10

7.7	Restricted Shares..........................................................................................................................	A-10

ARTICLE 8 STOCK APPRECIATION RIGHTS.............................................................................		A-10

8.1	General..........................................................................................................................................	A-10

8.2	Nature of Stock Appreciation Right.............................................................................................	A-10

8.3	Exercise.........................................................................................................................................	A-10

8.4	Form of Payment..........................................................................................................................	A-10

ARTICLE 9 RESTRICTED AWARDS...............................................................................................		A-10

9.1	Types of Restricted Awards..........................................................................................................	A-10

9.2	General..........................................................................................................................................	A-11

9.3	Restriction Period.........................................................................................................................	A-11

9.4	Forfeiture......................................................................................................................................	A-11

9.5	Settlement of Restricted Awards..................................................................................................	A-11

9.6	Rights as a Stockholder................................................................................................................	A-11

ARTICLE 10 PERFORMANCE SHARE AWARDS.........................................................................		A-12

10.1	General..........................................................................................................................................	A-12

10.2	Nature of Performance Shares......................................................................................................	A-12

10.3	Performance Period......................................................................................................................	A-12

10.4	Performance Measures..................................................................................................................	A-12

10.5	Payment........................................................................................................................................	A-12

ARTICLE 11 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.....................		A-12

11.1	Plan Does Note Restrict Corporation...........................................................................................	A-12

11.2	Mandatory Adjustment.................................................................................................................	A-12

11.3	Adjustments by the Committee....................................................................................................	A-12

ARTICLE 12 AMENDMENT AND TERMINATION.....................................................................		A-13

12.1	Amendment of Plan......................................................................................................................	A-13

12.2	Contemplated Amendments..........................................................................................................	A-13

12.3	No Impairment of Rights..............................................................................................................	A-13

12.4	Amendment of Awards................................................................................................................	A-13

12.5	No Repricings or Underwater Buyouts........................................................................................	A-13

ARTICLE 13 MISCELLANEOUS....................................................................................................		A-13

ii

13.1	Tax Withholding..........................................................................................................................	A-13

13.2	Unfunded Plan..............................................................................................................................	A-13

13.3	Payments to Trust.........................................................................................................................	A-14

13.4	Fractional Shares..........................................................................................................................	A-14

13.5	Annulment of Awards..................................................................................................................	A-14

13.6	Engaging in Competition with Corporation.................................................................................	A-14

13.7	Other Benefit and Compensation Programs.................................................................................	A-14

13.8	Securities Law Restrictions..........................................................................................................	A-14

13.9	Continuing Restriction Agreement...............................................................................................	A-14

13.10	Governing Law.............................................................................................................................	A-14

iii

BARRETT BUSINESS SERVICES, INC.

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment. Barrett Business Services, Inc. ("Corporation"), hereby establishes the Barrett Business Services, Inc., Amended and Restated 2020 Stock Incentive Plan (the "Plan"), effective on the Effective Date. The original plan had an effective date of May 27, 2020.

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its stockholders by enabling Corporation to attract, retain, and reward key employees, directors, and outside consultants of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and Corporation's stockholders. The Plan is designed to serve these purposes by offering stock options and other equity‑based incentive awards, thereby providing a proprietary interest in pursuing the long‑term growth, profitability, and financial success of Corporation.

1.3 Prior Plans. The Plan will be separate from the Barrett Business Services, Inc., 2015 Stock Incentive Plan (the "2015 Plan"). The adoption of the Plan will neither affect nor be affected by the continued existence of the 2015 Plan, except that after May 27, 2020, no further Awards will be granted under the 2015 Plan. The Plan will also be separate from the Barrett Business Services, Inc., 2009 Stock Incentive Plan, which was previously superseded by the 2015 Plan.

ARTICLE 2

DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

"Award" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, or Performance Share Awards pursuant to the Plan.

"Award Agreement" means an agreement as described in Section 6.4of the Plan.

"Board" means the Board of Directors of Corporation.

"Change in Control" means a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation, as defined in Treasury Regulation § 1.409A‑3(i)(5) or in subsequent regulations or other guidance issued by the Internal Revenue Service. For purposes of illustration, a Change in Control generally occurs on the date that:

(a) Any one person, or more than one person acting as a group, acquires ownership of the Corporation's stock that, together with stock already held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Corporation's stock;

(b) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition), ownership of Corporation stock that constitutes 30 percent or more of the total voting power of the Corporation's stock;

(c) A majority of members of the Board is replaced during any 12‑month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the appointment or election; or

(d) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition), assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the Corporation's assets immediately before the acquisition.

"Change in Control Date" means the first date following the Grant Date on which a Change in Control has actually occurred.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

"Committee" means the committee appointed by the Board to administer the Plan as provided in Article 3of the Plan.

"Common Stock" means the $.01 par value common stock of Corporation.

"Consultant" means any consultant or adviser to Corporation or a Subsidiary selected by the Committee, who is not an employee of Corporation or a Subsidiary.

"Continuing Restriction" means a Restriction contained in Sections 6.5(d),6.5(g), 6.5(j),13.1,13.5,13.6, 13.8, and 13.9of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

"Continuous Service" means (a) for employees of Corporation or a Subsidiary, the absence of any interruption or termination of service as an employee and (b) for Non-Employee Board Directors and Non-Employee Subsidiary Directors, the absence of any interruption, removal, termination, or other cessation of service as a Non-Employee Board Director or Non-Employee Subsidiary Director. An employee's Continuous Service is not considered interrupted in the case of a leave of absence or other time away from work during which Continuous Service is not considered interrupted in accordance with Corporation's policies.

"Corporation" means Barrett Business Services, Inc., a Maryland corporation, or any successor corporation.

"Disability" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

"Effective Date" The Effective Date of the Plan is stated on the cover page of the Plan; the Effective Date of the plan prior to its amendment and restatement was May 27, 2020.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

"Fair Market Value" means, on any given day, the fair market value per share of the Common Stock determined as follows:

(a) If the Common Stock is traded on an established securities exchange, the closing sale price per share of Common Stock as reported for such day by the principal exchange on which the Common Stock is traded (as determined by the Committee) or, if the Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(b) If trading activity in Common Stock is reported on the OTC Bulletin Board, the mean between the bid price and asked price quotes for such day as reported on the OTC Bulletin Board or, if there are no such quotes for Common Stock for such day, on the next preceding day for which bid and asked price quotes for Common Stock were reported on the OTC Bulletin Board; or

(c) If there is no market for Common Stock or if trading activities for Common Stock are not reported in one of the manners described above, the Fair Market Value will be as determined by the Committee, including valuation by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date that is no more than 12 months before the date of the transaction for which the appraisal is used (e.g., the Grant Date of an Award) or such other reasonable valuation method acceptable under Treasury Regulation Section 1.409A-1(b)(5)(iv).

"Grant Date" means the date of grant of an Award.

"Incentive Stock Option" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

"Non-Employee Board Director" means a member of the Board who is not an employee of Corporation or any Subsidiary.

"Non-Employee Subsidiary Director" means a member of the board of directors of a Subsidiary who is neither an employee of Corporation or a Subsidiary nor a member of the Board.

"Nonqualified Option" or "NQO" means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

"Option" means an ISO or an NQO.

"Participant" means an employee of Corporation or a Subsidiary, a Consultant, a Non‑Employee Board Director, or a Non‑Employee Subsidiary Director who is granted an Award under the Plan.

"Performance Goals" means goals approved by the Committee pursuant to Section 6.6of the Plan.

"Performance Period" means a period of time over which performance is measured.

"Performance Share" means a Share or Share unit having a value equal to a Share that is the unit of measure by which is expressed the value of a Performance Share Award as determined under Article 10 of the Plan.

"Performance Share Award" means an Award granted under Article 10 of the Plan.

"Plan" shall mean this Barrett Business Services, Inc., Amended and Restated 2020 Stock Incentive Plan, as amended from time to time.

"Reporting Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

"Restricted Award" means a Restricted Share or a Restricted Stock Unit granted pursuant to Article 9 of the Plan.

"Restricted Share" means an Award described in Section 9.1(a) of the Plan.

"Restricted Stock Unit" or "RSU" means an Award of units representing Shares described in Section 9.1(b) of the Plan.

"Restriction" means a provision in the Plan or in an Award Agreement that limits the exercisability or transferability, or governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

"Restriction Period" means a designated period pursuant to the provisions of Section 9.3of the Plan.

"Share" means a share of Common Stock.

"Stock Appreciation Right" or "SAR" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8of the Plan.

"Subsidiary" means a "subsidiary corporation" of Corporation, within the meaning of Section 424 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

"Termination for Cause" means termination for conduct involving:

(a) embezzlement, willful misconduct, gross negligence, dishonesty, or other fraudulent acts involving Corporation or its business operations or in the performance of Participant's duties, including but not limited to Participant's refusal to comply with legal directives of Participant’s supervisor, an executive officer of Corporation, or the Board;

(b) a material breach of Participant's fiduciary duties to Corporation if the breach has not been remedied or is not being remedied to Corporation's reasonable satisfaction within 30 days after written notice, including a detailed description of the breach, has been delivered to Participant;

(c) willful material breach of any confidentiality obligation of Participant pursuant to a separate agreement with, or confidentiality policy of, Corporation; or

(d) an act or omission that materially injures Corporation's reputation, business affairs, or financial condition, if that injury reasonably could have been avoided by Participant, including but not limited to conviction or a plea of nolo contendere of a felony or crime involving dishonesty or moral turpitude.

Notwithstanding the foregoing, if a Participant is subject to a different definition of termination for cause in employment or severance or similar agreement with Corporation, such other definition shall control.

"Vest," "Vesting," or "Vested" means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Number. Except where otherwise indicated by the context, the definition of any term in Section in the singular also includes the plural, and vice versa.

ARTICLE 3

ADMINISTRATION

3.1 General. The Plan will be administered by a Committee composed as described in Section 3.2.

3.2 Composition of the Committee. The Committee will be appointed by the Board and will consist of not less than a sufficient number of Non‑Employee Board Directors who meet the independence requirements set forth under the corporate governance standards or listing rules of the established securities exchange or quotation system, if any, on which the Common Stock is traded for members of a committee charged with overseeing the compensation of officers as defined in Rule 16a‑1 under the Exchange Act and who satisfy the definition of "Non-Employee Director" set forth in Rule 16b‑3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. In the event that the Committee ceases to satisfy the requirements of Rule 16b‑3, the Board will reconstitute the Committee as necessary to satisfy such requirements.

3.3 Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

a.
Construe and interpret the Plan and any Award Agreement;
b.
Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;
c.
Select the employees, Non‑Employee Board Directors, Non‑Employee Subsidiary Directors, and Consultants who will be granted Awards;
d.
Determine the number and types of Awards to be granted to each such Participant;
e.
Determine the number of Shares, or Share equivalents, to be subject to each Award;
f.
Determine the Fair Market Value of Shares if no public trading market exists for such Shares;
g.
Determine the option exercise price, purchase price, base price, or similar feature for any Award;
h.
Accelerate Vesting of Awards and waive any Restrictions;
i.
Determine whether the requirement of Continuous Service has been met by a Participant; and
j.
Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5 Delegation. Notwithstanding the foregoing, the Board may delegate to a committee with a single member who is a director (and may also be an executive officer) of Corporation, the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

3.6 Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

ARTICLE 4

DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1 Duration of the Plan. The Plan is effective as of the Effective Date. Unless terminated by the Board on an earlier date, the Plan will terminate on May 27, 2030. Termination of the Plan will not affect outstanding Awards.

4.2 Shares Subject to the Plan. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 725,000, of which the maximum aggregate number of Shares for which ISOs may be granted under the Plan is 375,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is exchanged for other Awards, is otherwise forfeited or terminated, or is payable or settled solely in cash, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. Notwithstanding the foregoing, in no event will any of the following Shares again become available for other Awards: (a) Shares tendered or withheld in respect of taxes, (b) Shares tendered or withheld to pay the exercise price of Options, (c) Shares repurchased by the Corporation from the Participant with the proceeds from the exercise of Options, and (d) Shares underlying any exercised SARs. Shares issued in connection with awards that are assumed, converted, or substituted pursuant to a merger, acquisition, or similar transaction entered into by the Corporation shall not reduce the number of Shares available for issuance under the Plan.

4.3 Reservation of Shares. Corporation, during the term of the Plan and any outstanding Awards, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

ARTICLE 5

ELIGIBILITY

Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary), Consultants, Non‑Employee Board Directors, and Non-Employee Subsidiary Directors who, in the Committee's judgment, are or will be contributors to the long‑term success of Corporation, are eligible to receive Awards under the Plan.

ARTICLE 6

AWARDS

6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

a.
Options governed by Article 7of the Plan;
b.
Stock Appreciation Rights governed by Article 8of the Plan;
c.
Restricted Awards governed by Article 9of the Plan; and
d.
Performance Share Awards governed by Article 10of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2 General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option exercise prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3 Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Award Agreements. Each Award will be evidenced by a written agreement (an "Award Agreement") between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5 Provisions Governing All Awards. All Awards are subject to the following provisions:

a.
Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.
b.
Rights as Stockholders. No Participant will have any rights of a stockholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant, including the right to receive cash dividends or dividend equivalents.
c.
Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of or a Consultant to Corporation or any Subsidiary, as the case may be, nor does it interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment or to remove such person as a Consultant or as a director at any time for any reason, or for no reason, with or without cause.
d.
Restriction on Transfer. No Award (other than Restricted Shares after they Vest) will be transferable other than by will or the laws of descent and distribution and each Award will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, any Award may be surrendered to the Corporation pursuant to Section 6.5(g).

e.
Termination of Continuous Service. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of Continuous Service will be determined by the Committee and specified in the applicable Award Agreement.
f.
Change in Control. The Committee, in its discretion, may provide in any Award Agreement that:
i.
In the event of a Change in Control, all or a specified portion of the Award (to the extent then outstanding) will become immediately Vested in full to the extent not previously Vested. Any such acceleration of Award Vesting must comply with applicable statutory and regulatory requirements. A Participant will be entitled to decline the accelerated Vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and
ii.
In the event the Board approves a proposal for: (1) a merger, exchange or consolidation transaction in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation); (2) the transfer of all or substantially all the assets of Corporation; (3) a sale of 50 percent or more of the combined voting power of Corporation's voting securities; or (4) the dissolution or liquidation of Corporation (each, a "Transaction"), the Committee will notify Participants in writing of the proposed Transaction (the "Proposal Notice") at least 30 days prior to the effective date of the proposed Transaction. The Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:
A.
The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type in the stock of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of Shares of Corporation. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant. Such replacement or converted Awards will continue to Vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee;
B.
The Committee may provide a 30-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Awards, the Proposal Notice must so state. Participants, by written notice to Corporation, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Common Stock to be purchased upon exercise of an Award until five days after written notice by Corporation to the Participants that the Transaction has been consummated (the "Transaction Notice"). If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be Vested and exercisable, to the extent such Awards were Vested and exercisable prior to the date of the Proposal Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become Vested and exercisable solely by operation of this Section 6.5(f)(ii), such Vesting and exercisability will be deemed annulled, and the Vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

C.
The Committee may provide that outstanding Awards that are not fully Vested will become fully Vested subject to Corporation's right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by Corporation's stockholders in the Transaction) in exchange for cancellation of the applicable Award.

Unless the Committee specifically provides otherwise in the Change in Control provision for a specific Award Agreement, Awards will become Vested as of a Change in Control Date only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

g.
Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay (x) the purchase or option exercise price, if any, for the Shares or other property issuable pursuant to the Award, or (y) the Participant's federal, state, or local tax withholding obligations with respect to such issuance (which in no event may exceed the amount calculated based on the maximum individual tax rates in the jurisdiction applicable to the Participant), in whole or in part, by one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for the Corporation or a violation of laws or regulations applicable to the Corporation:
i.
By delivering cash or a check;
ii.
By delivering previously owned Shares (excluding Restricted Shares that have not Vested);
iii.
By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award (other than Awards of ISOs);
iv.
In the event Shares are publicly traded, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of any applicable statute or rule), to sell Shares subject to the Award and to deliver all or a part of the sale proceeds to Corporation; or
v.
In any combination of the foregoing or in any other form approved by the Committee.

Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

h.
Minimum Vesting Period. No Award may Vest in whole or in part before the one-year anniversary of the Grant Date; provided that the Committee may grant Awards without regard to the foregoing minimum Vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the Plan pursuant to Section 4.2; and provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for acceleration of Vesting of any Award pursuant to Section 3.3(h), including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.
i.
Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.
j.
Clawback/Recovery. All compensation pursuant to Awards granted under the Plan will be subject to recoupment as required (i) by the Sarbanes-Oxley Act of 2002 or other applicable law or (ii) by any clawback policy that the Corporation is required or the Board determines to adopt, including under the listing standards, if any, of any national securities exchange or association on which the Corporation's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, the Committee may impose such other clawback, recovery, or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate in its sole discretion, including without limitation in the event the Participant accepts employment with a competitor of the Corporation or otherwise competes with the Corporation. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Corporation or a Subsidiary.

6.6 Performance Goals. In the event an Award is intended to be performance-based, the Committee will establish Performance Goals for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (a) performance criteria for the Corporation, a Subsidiary, an operating group, or a branch, (b) a Participant's individual performance, or (c) a combination of both. Performance Goals may include objective and subjective criteria. During any Performance Period, the Committee may adjust the Performance Goals for such Performance Period as it deems equitable in recognition of unusual or nonrecurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine in its sole discretion. Prior to the payment of any Award intended to be performance-based, the Committee must certify, which certification shall be documented in writing, that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

6.7 Maximum Awards to Non-Employee Board Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan plus all other cash compensation paid by the Corporation to any Non-Employee Board Director in any calendar year shall not exceed a total of $400,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or any successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

ARTICLE 7
OPTIONS

7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options. ISOs may not be awarded unless the Plan is approved by stockholders within 12 months of adoption of the Plan.

7.2 General. All Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the Grant Date for all Options.

7.4 Option Term. The Award Agreement for each Option will specify the term of each Option as determined by the Committee; provided, however, that the term may not exceed 10 years from the Grant Date of such Option.

7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

a.
The time or times when the Option becomes Vest and exercisable and whether the Option becomes Vested in full or in graduated amounts based on: (i) Continuous Service over a period specified in the Award Agreement, (ii) satisfaction of Performance Goals or other criteria specified in the Award Agreement, or (iii) a combination of Continuous Service and satisfaction of Performance Goals or other criteria;
b.
Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and
c.
The extent, if any, to which the Option will remain exercisable after termination of the Participant's Continuous Service.

7.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted, including but not limited to the following requirements:

a.
Limited to Employees. ISOs may be granted only to employees of Corporation or a Subsidiary;
b.
Ten Percent Stockholders. In the case of any ISO granted to a Participant who, as of the Grant Date, possesses more than 10 percent of the total combined voting power of all classes of stock of Corporation or any parent or Subsidiary of Corporation, the option exercise price may not be less than 110 percent of the Fair Market Value of a Share on the Grant Date and the ISO may not remain exercisable after the expiration of five years from its Grant Date; and
c.
$100,000 Annual Limitation. In the event that Options intended to be ISOs are granted to a Participant in excess of the $100,000 annual limitation set forth in Code Section 422(d)(1), the Options will be bifurcated so that the Options will be ISOs to the maximum extent allowable under that limitation and will be NQOs as to any excess over that limitation.

7.7 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may have restrictions similar to Restricted Awards if so provided in the Award Agreement for the Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the Grant Date of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the Grant Date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR.

8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

8.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares, in other property, or in any combination of the foregoing, or any other form as the Committee may determine.

ARTICLE 9
RESTRICTED AWARDS

9.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Stock Units.

a.
Restricted Shares. An Award of Restricted Shares is an Award of Shares subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a requirement that the Participant forfeit such Restricted Shares back to the Corporation upon termination of the Participant's Continuous Service for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving Restricted Shares will be issued a stock certificate (or other evidence of ownership on the books of the Corporation or the Corporation's duly authorized transfer agent) in respect of such Shares, registered in the name of such

Participant, and will execute and deliver to the Corporation a stock power in blank with respect to the Shares evidenced by such certificate, if any.
b.
Restricted Stock Units. An Award of Restricted Stock Units is an Award of RSUs (with each RSU having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such RSUs upon termination of Participant's Continuous Service for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such RSUs. The Committee will set the terms and conditions of the Award Agreement so that the Award of RSUs will comply with or be exempt from Code Section 409A.

9.2 General. Restricted Awards are subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

9.3 Restriction Period. Award Agreements for Restricted Awards will provide that the Shares subject to Restricted Awards may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant's Continuous Service must not be terminated, subject to relief for reasons specified in the Award Agreement, for a period commencing on the Grant Date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be.

9.4 Forfeiture. If a Participant's Continuous Service is terminated during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death or Disability), the Award Agreement may require that all non‑Vested Restricted Shares or RSUs previously granted to the Participant be forfeited and, with respect to Restricted Shares, returned to Corporation.

9.5 Settlement of Restricted Awards.

a.
Restricted Shares. Upon Vesting of an Award of Restricted Shares, the restrictive stock legend on certificates, if any, for such Shares noting applicable Restrictions will be removed, the Participant's stock power, if any, will be returned, any stop transfer instructions in the records of the Corporation or its transfer agent will be removed, and the Shares will no longer be Restricted Shares.
b.
Restricted Stock Units. Upon Vesting of an Award of RSUs, a Participant is entitled to receive payment in an amount equal to the aggregate Fair Market Value of the Shares covered by such RSUs at the expiration of the applicable Restriction Period. Payment in settlement of RSUs will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Restricted Shares, or in unrestricted Shares equal to the number of RSUs, or in any other manner or combination as the Award Agreement approved by the Committee, in its sole discretion, provides. A Participant shall be paid with respect to the Participant's RSUs no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A, unless the Award Agreement includes terms that comply with Section 409A.

9.6 Rights as a Stockholder. Until the Restrictions have lapsed with respect to Restricted Shares, a Participant will have voting rights as to such Restricted Shares, but cash dividends or dividend equivalents will not be paid or accrued with respect to such Restricted Shares. Stock dividends issued with respect to non-Vested Shares granted under a Restricted Award will be treated as additional Shares covered by the Restricted Award and will be subject to the same Restrictions. A Participant will have no rights as a stockholder with respect to an Award of RSUs until Shares are issued to the Participant in settlement of the Award.

ARTICLE 10
PERFORMANCE SHARE AWARDS

10.1 General. Performance Share Awards are subject to the terms and conditions set forth in Article 6 and this Article 10 and Award Agreements governing Performance Share Awards may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

10.2 Nature of Performance Shares. Each Performance Share shall represent the right of a Participant to receive an actual Share or Share unit having a value equal to one Share.

10.3 Performance Period. At the time of each Performance Share Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Share Award in existence with respect to a given Participant at any one time, and Performance Periods may differ.

10.4 Performance Measures. Performance Shares shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals established in accordance with Section 6.6.

10.5 Payment.

10.5.1 Following the end of the Performance Period, a Participant holding a Performance Share Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Shares, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

10.5.2 Payment of Performance Shares shall be made in cash or Shares, as designated by the Committee in the Award Agreement. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. A Participant shall be paid with respect to the Participant's Performance Shares no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A, unless the Award Agreement includes terms that comply with Section 409A.

ARTICLE 11
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

11.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the stockholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

11.2 Mandatory Adjustment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other distribution of Corporation's securities without the receipt of consideration by Corporation, of or on the Common Stock, the Committee shall make proportionate adjustments or substitution to the aggregate number and type of Shares for which Awards may be granted under the Plan, the maximum number and type of Shares which may be sold or awarded to any Participant, the number and type of Shares covered by each outstanding Award, and the base price, exercise price, or purchase price per Share in respect of outstanding Awards.

11.3 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock not described in Section 13.2 above, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price, exercise price, or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin‑off or other distribution (other than normal cash dividends), of Corporation assets to stockholders.

ARTICLE 12
AMENDMENT AND TERMINATION

12.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan; provided that the Plan will terminate 10 years after the Effective Date, if not terminated by the Board on an earlier date. No amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is required to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine whether such amendment will be contingent on stockholder approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

12.2 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A or to bring the Plan or Awards granted under it into compliance therewith.

12.3 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Corporation requests the consent of the Participant and (b) the Participant consents in writing. However, an amendment of the Plan that results in a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of an Option, the difference between the Fair Market Value and the exercise price for all Shares subject to the Option, shall not be an impairment of the Participant's rights that requires consent of the Participant.

12.4 Amendment of Awards. Subject to Section 12.5, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under the Participant’s Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the Vested Award or, in the case of Vested Options, the difference between the Fair Market Value of the Shares subject to an Option and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent).

12.5 No Repricings or Underwater Buyouts. Except for adjustments made pursuant to Article 13, without the prior approval of the Corporation's stockholders, no Option or SAR granted under the Plan may:

12.5.1 be amended to decrease the exercise price (in the case of an Option) or base price (in the case of a SAR),

12.5.2 be cancelled in exchange for the grant of any new Option or SAR with a lower exercise or base price or any other new Award, or

12.5.3 otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or SAR).

ARTICLE 13
MISCELLANEOUS

13.1 Tax Withholding. Corporation has the right, prior to and as a condition to settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state, or local taxes of any kind required by law to be withheld with respect to such settlement or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to Corporation for the satisfaction of any such tax withholding obligations. Corporation will not be required to make any such payment or distribution under the Plan unless such obligations are satisfied.

13.2 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

13.3 Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

13.4 Fractional Shares. No fractional Shares will be issued or delivered under the Plan or any Option and Options granted under the Plan will not be exercisable with respect to fractional Shares. In lieu of such fractional Shares, the Corporation will pay an amount in cash equal to the same fraction using the Fair Market Value of a Share of Common Stock.

13.5 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate (or other evidence of ownership) in settlement thereof. In the event a Participant's Continuous Service is terminated due to Termination for Cause, any Award which is revocable will be annulled as of the date of such Termination for Cause.

13.6 Engaging in Competition with Corporation. Any Award Agreement may provide that, if a Participant's Continuous Service is terminated voluntarily and within a period of time (as specified in the Award Agreement) after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date that such Participant's Continuous Service is terminated.

13.7 Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

13.8 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for, or other evidence of ownership of, Shares delivered under the Plan may be subject to such stop‑transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.9 Continuing Restriction Agreement. Each Participant will, if requested by Corporation and as a condition to issuance of Shares under the Plan upon an Award or exercise of an Award granted under the Plan that results in the issuance of Shares, become a party to and be bound by a stock restriction or other agreement with Corporation containing restrictions on transfer of Shares, including, without limitation, a right of first refusal for the benefit of Corporation, a market stand-off provision, or such other terms as Corporation may reasonably require.

13.10 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Maryland, without regard to principles of conflicts of laws.

As approved by the stockholders of Barrett Business Services, Inc., on _______, 202_.

ANNUAL MEETING OF STOCKHOLDERS OF BARRETT BUSINESS SERVICES, INC. June 5, 2023 INTERNET Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE Call toll-free 1800PROXIES (1-800-776-9437) in the United States or 17189218500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet solely by means of remote communication please visit https://web.lumiagm.com/225175011 (password: bbsi2023) and be sure to have available the control number. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The 2023 Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/23265 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 060523 1. To elect eight directors to a one-year term. FOR AGAINST ABSTAIN NOMINEES: Thomas J. Carley Joseph S. Clabby Thomas B. Cusick Gary E. Kramer Anthony Meeker Carla A. Moradi Alexandra Morehouse Vincent P. Price FOR AGAINST ABSTAIN 2. Approval of the Barrett Business Services, Inc. Amended and Restated 2020 Stock Incentive Plan.. FOR AGAINST ABSTAIN 3. Advisory vote to approve executive compensation. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4. Advisory vote on the frequency of holding future advisory votes on executive compensation. FOR AGAINST ABSTAIN 5. Ratification of selection of Deloitte and Touche LLP as our independent registered public accounting firm for 2023. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed by the stockholder. If no directions are indicated, the proxies will vote FOR all of the nominees listed on Proposal 1, FOR Proposals 2, 3 AND 5, and FOR "1 year" in Item 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING. this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 BARRETT BUSINESS SERVICES, INC. Proxy for Annual Meeting of Stockholders on June 5, 2023 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Gary E. Kramer and Anthony Meeker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Barrett Business Services, Inc., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held virtually at https://web.lumiagm.com/225175011 (password: bbsi2023) on Monday, June 5, 2023, at 1:00 p.m. PDT, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE 2023 NOTICE OF ANNUAL MEETING AND ACCOMPANYING PROXY STATEMENT AND 2022 ANNUAL REPORT TO STOCKHOLDERS AND REVOKES ALL PRIOR PROXIES FOR SAID MEETING. (Continued and to be signed on the reverse side) 1.1 14475